                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                  By and Among

              WASHINGTON MUTUAL BANK doing business as WESTERN BANK

                              BANK OF AMERICA, N.A.

              The Several Lenders from Time to Time Parties Hereto

                                 as the Lenders

                                       and

              WASHINGTON MUTUAL BANK doing business as WESTERN BANK

                         as the Letter of Credit Issuer

                                       and

                               CUTTER & BUCK INC.

                                 as the Borrower

                                       and

              WASHINGTON MUTUAL BANK doing business as WESTERN BANK

   as the Administrative Agent to the Lenders and the Letter of Credit Issuer

                         Dated as of July 28, 2000


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.........................................................................2
         Section 1.1       Certain Defined Terms...................................................................2
         Section 1.2       Computation of Time Periods.............................................................10
         Section 1.3       Accounting Terms........................................................................10

ARTICLE II AMOUNTS AND TERMS OF THE BORROWINGS.....................................................................10
         Section 2.1       The Facilities..........................................................................10
         Section 2.2       The Borrowings..........................................................................11
         Section 2.3       Making the Borrowings...................................................................18
         Section 2.4       Interest Rates; Late Charges............................................................19
         Section 2.5       Repayment...............................................................................20
         Section 2.6       Fees....................................................................................21
         Section 2.7       Prepayments.............................................................................21
         Section 2.8       Payments and Computations...............................................................21
         Section 2.9       Increased Costs.........................................................................22
         Section 2.10      Illegality..............................................................................23
         Section 2.11      Prepayment Indemnity; Fee...............................................................23
         Section 2.12      Evidence of Debt........................................................................25
         Section 2.13      Collateral..............................................................................25
         Section 2.14      Use of Proceeds finance the Borrower's equipment and leasehold improvements.............25

ARTICLE III CONDITIONS OF BORROWING................................................................................25
         Section 3.1       Conditions Precedent to Effective Date..................................................25
         Section 3.2       Conditions Precedent to Each Borrowing..................................................26

ARTICLE IV REPRESENTATIONS AND WARRANTIES..........................................................................27
         Section 4.1       Organization............................................................................27
         Section 4.2       Authorization...........................................................................27
         Section 4.3       Financial Information...................................................................27
         Section 4.4       Legal Effect............................................................................27
         Section 4.5       Properties..............................................................................28
         Section 4.6       Hazardous Substances....................................................................28
         Section 4.7       Litigation and Claims...................................................................28
         Section 4.8       Taxes...................................................................................28
         Section 4.9       Lien Priority...........................................................................28
         Section 4.10      Binding Effect..........................................................................28
         Section 4.11      Commercial Purposes.....................................................................28
         Section 4.12      Employee Benefit Plans..................................................................28
         Section 4.13      Location of The Borrower's Offices and Records..........................................29
         Section 4.14      Information.............................................................................29
         Section 4.15      Survival of Representations and Warranties..............................................29

ARTICLE V COVENANTS OF THE BORROWER................................................................................29
         Section 5.1       Affirmative Covenants...................................................................29
         Section 5.2       Negative Covenants......................................................................32

                                       i


         Section 5.3       Financial Covenants.....................................................................33

ARTICLE VI EVENTS OF DEFAULT.......................................................................................34
         Section 6.1       Events of Default.......................................................................34
         Section 6.2       Remedies................................................................................35
         Section 6.3       Adjustments; Right of Set-Off...........................................................36
         Section 6.4       Cumulative Remedies.....................................................................36
         Section 6.5       Application of Payments.................................................................37

ARTICLE VII THE ADMINISTRATIVE AGENT...............................................................................37
         Section 7.1       Appointment.............................................................................37
         Section 7.2       Delegation of Duties....................................................................37
         Section 7.3       Exculpatory Provisions..................................................................38
         Section 7.4       Reliance by Administrative Agent........................................................38
         Section 7.5       Notice of Default.......................................................................38
         Section 7.6       Non-Reliance on Administrative Agent and Other Lenders..................................38
         Section 7.7       Indemnification.........................................................................39
         Section 7.8       Administrative Agent in Its Individual Capacity.........................................39
         Section 7.9       Successor Administrative Agent..........................................................39

ARTICLE VIII MISCELLANEOUS.........................................................................................40
         Section 8.1       Amendments..............................................................................40
         Section 8.2       Notices.................................................................................40
         Section 8.3       No Waiver; Remedies.....................................................................41
         Section 8.4       Costs and Expenses; Indemnification.....................................................41
         Section 8.5       Binding Effect; Successors and Assigns; Participations and Assignments..................42
         Section 8.6       Execution in Counterparts...............................................................44
         Section 8.7       Governing Law...........................................................................44
         Section 8.8       Mediation/Arbitration Provisions........................................................44
         Section 8.9       Severability............................................................................46
         Section 8.10      Entire Agreement........................................................................46
         Section 8.11      Descriptive Headings....................................................................46
         Section 8.12      Gender and Number.......................................................................46
         Section 8.13      Confirmation of Security Documents......................................................46


EXHIBIT A-1           FORM OF REVOLVING FACILITY NOTE
EXHIBIT A-2           FORM OF TERM FACILITY NOTE
EXHIBIT B             FORM OF NOTICE OF BORROWING
EXHIBIT C             FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D             COMMITMENT AMOUNTS

                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") dated as of JULY 28, 2000 is made by and among CUTTER & BUCK INC., a Washington corporation (the "Borrower"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK ("Western Bank"), BANK OF AMERICA, N.A. ("BofA"), the several banks and other financial institutions from time to time parties to this Agreement (including Western Bank and BofA in their respective capacities as lenders, the "Lenders"), Western Bank, as issuer of letters of credit (the "Letter of Credit Issuer") and as issuer of credit cards (the "Credit Card Issuer"), and Western Bank, as administrative agent for the Lenders, the Letter of Credit Issuer and the Credit Card Issuer (in such capacity, the "Administrative Agent"), and amends and restates in its entirety the Amended and Restated Loan Agreement dated as of April 28, 1999 among the Borrower, Western Bank and BofA (then known as Bank of America National Trust and Savings Association doing business as Seafirst Bank) (the "Original Loan Agreement").

                                    RECITALS

     The Borrower, Western Bank and BofA are parties to the Original Loan Agreement pursuant to which Western Bank and BofA agreed to provide certain credit facilities to the Borrower. The Borrower, Western Bank and BofA have agreed, among other things, to increase the amount of the commitment under the Original Loan Agreement, to amend certain financial covenants and to extend the termination date of the Original Loan Agreement. The Borrower, Western Bank and BofA desire to amend and restate the Original Loan Agreement to reflect the foregoing.

     Accordingly, the parties agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACCEPTANCE" means a Draft presented to the Letter of Credit Issuer and accepted by the Letter of Credit Issuer in accordance with Section 2.2(d).

     "ADVANCE" means an advance to the Borrower pursuant to Article II, and refers to a Floating Rate Advance or a Fixed Rate Advance (each of which shall be a "TYPE" of Advance). Revolving Facility Advances may be borrowed as Floating Rate Advances or LIBOR Rate Advances. Term Facility Advances may be borrowed as Floating Rate Advances, LIBOR Rate Advances or Term Rate Advances.

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the voting interests of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "AUTHORIZED OFFICER" means the President, any Senior Vice-President or the Chief Financial Officer or Controller of the Borrower.

     "BORROWER" means Cutter & Buck Inc., a Washington corporation.

     "BORROWING" means a borrowing consisting of (a) the making of an Advance, (b) the issuance of a Letter of Credit, (c) the acceptance of Drafts or (d) the funding of risk participations pursuant to Section 2.2(b)(iii) or 2.2(c)(ii).

      "BORROWING REQUEST" means a request made by the Borrower to the Administrative Agent for (a) a Borrowing or (b) the conversion or continuation of an Advance pursuant to the terms of this Agreement and shall, if requested by the Administrative Agent, be in the form of a Notice of Borrowing attached as Exhibit B.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Seattle, Washington and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on in the London interbank market.

     "CAPITAL EXPENDITURES" means expenditures in respect of the purchase or other acquisition of fixed or capital assets that are required to be capitalized for financial reporting purposes in accordance with GAAP.

     "COLLATERAL" means the collateral described in the Security Agreement or any other Loan Document at any time now or hereafter in effect between the Borrower and the Administrative Agent, acting on behalf and for the benefit of each of the Lenders, the Letter of Credit Issuer and the Credit Card Issuer, including all items of real and personal property in which the Administrative Agent holds a Lien to secure the credit facilities provided in this Agreement.

     "COMMERCIAL LETTERS OF CREDIT" means irrevocable commercial letters of credit issued pursuant to Section 2.2(b) from time to time by the Letter of Credit Issuer or one of its correspondents for the account of the Borrower.

     "COMMITMENT" means, with respect to each Lender, the dollar amount constituting a portion of the Revolving Commitment set forth opposite such Lender's name on Exhibit D hereof, including any recalculation thereof resulting from an assignment of any portion of its rights and obligations under this Agreement pursuant to Section 8.5(c).

     "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Revolving Commitment.

     "CREDIT CARDS" means one or more Business Visa Cards issued pursuant to
Section 2.2(c) for the account of the Borrower.

     "CREDIT CARD PARTICIPANT" means as to any Credit Card, each Lender other than the Letter of Credit Issuer and BofA.

     "CREDIT CARD ISSUER" means Washington Mutual Bank doing business as Western Bank.

     "DEBT SERVICE" means, as of the last day of any fiscal quarter, the sum of (a) interest on Indebtedness paid during the fiscal quarter then ended and the immediately preceding three fiscal quarters, (b) factoring commissions paid during the fiscal quarter then ended and the immediately preceding three fiscal quarters, (c) all amounts required to be paid or prepaid with respect to Funded Indebtedness within one year of such date and (d) all amounts required to be paid or prepaid with respect to capital leases or long term operating leases within one year of such date.

     "DEFAULT" has the meaning specified in the definition of "Event of Default."

     "DEFAULT RATE" has the meaning specified in Section 2.4(b).

     "DOLLARS", "DOLLARS" or the symbol "$" means lawful money of the United States of America denominated in United States dollars.

     "DRAFT" has the meaning specified in Section 2.2(d).

     "EBITDA" means, for any period, the net income or net loss of the Borrower and its subsidiaries computed on a consolidated basis in accordance with GAAP (but excluding extraordinary gains or losses), after restoring amounts deducted for, without duplication, (a) interest expense, (b) taxes based upon net income and (c) depreciation and amortization.

     "EFFECTIVE DATE" means July 31, 2000.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" means any of the events specified in Section 6.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FIXED RATE" means a LIBOR Rate or a Term Rate.

     "FIXED RATE ADVANCE" means a LIBOR Rate Advance or a Term Rate Advance.

     "FLOATING RATE" means, with respect to any Floating Rate Advance, the interest rate per annum reported as the Prime Rate in the Money Rates section of the Wall Street Journal. If the Wall Street Journal ceases reporting the Prime Rate as currently reported, the Floating Rate shall be another reasonably comparable rate selected by the Lender.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at a rate determined by reference to the Floating Rate as provided in Section 2.4(a)(i).

     "FUNDED DEBT" means, as of any date of determination, (a) the Indebtedness of the Borrower under this Agreement, plus (b) any other Indebtedness of the Borrower or its subsidiaries that (i) has a stated maturity date in excess of one year from the date of the creation of such Indebtedness or (ii) has a stated maturity date of one year or less from the date of creation of such Indebtedness but is renewable or extendable at the option of the Borrower.

     "GAAP" means generally accepted accounting principles in the United
States.

     "INDEBTEDNESS" means, with respect to any Person: (i) all items of indebtedness or liability which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined; (ii) indebtedness secured by any Lien on property carried on the asset side of the balance sheet of such Person whether or not such indebtedness shall have been assumed; (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such Person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such Person otherwise assures a creditor against loss; and (iv) any other obligations of such Person under leases which shall have been or, pursuant to GAAP, should be recorded as capital leases.

     "INTEREST PERIOD" means, for each Fixed Rate Advance, the period beginning on the date of such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a LIBOR Rate Advance, one, two, three or six months, and (b) in the case of a Term Rate Advance, one, three, four or five years, in each case as selected by the Borrower in its applicable Borrowing Request; provided, however, that:

        (i) no Interest Period shall end after the Termination Date, in the case of a Revolving Facility Advance, or after the Maturity Date, in the case of a Term Facility Advance; and

       (ii) if the last day of such Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, EXCEPT if such Interest Period is for a LIBOR Rate Advance and such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

     "LETTER OF CREDIT" means any letter of credit issued by the Letter of Credit Issuer or one of its correspondents for the account of the Borrower in accordance with the provisions of Section 2.2(b), which letter of credit shall be: (i) in the case of a Commercial Letter of Credit, issued in connection with the purchase of inventory by the Borrower and, in the case of a Standby Letter of Credit, issued for such other purposes, if any, for which the Borrower has historically obtained letters of credit or for such other purposes as are acceptable to the Lender; (ii) denominated in United States Dollars, and (iii) otherwise in such form as may be approved from time to time by the Letter of Credit Issuer.

     "LETTER OF CREDIT AGREEMENTS" means, collectively, the Continuing Agreement for Commercial Letters of Credit dated as of January 29, 1997 from the Borrower to the Letter of Credit Issuer and the Continuing Agreement for Standby Letters of Credit dated as of January 29, 1997 from the Borrower to the Letter of Credit Issuer.

     "LETTER OF CREDIT ISSUER" means Washington Mutual Bank doing business as Western Bank.

     "LETTER OF CREDIT PARTICIPANT" means as to any Letter of Credit, each Lender other than the Letter of Credit Issuer.

     "LIBOR RATE" means, with respect to any LIBOR Rate Advance for any Interest Period, an interest rate per annum (rounded upward to the next 1/100 of 1%) reported as the London Interbank Offered Rate in the Money Rates section of the Wall Street Journal published on the Business Day next preceding the date such LIBOR Rate Advance is made (which rate may be reported as of an earlier date) for maturities equal to the requested Interest Period. Unless and until the Wall Street Journal publishes such rate for two-month periods, the LIBOR Rate for two-month Interest Periods shall be the average of the one-month and the three-month London Interbank Offered Rates as reported in the Wall Street Journal on the relevant day. If the Wall Street Journal ceases reporting London Interbank Offered Rates comparable to those currently reported, the LIBOR Rate shall be another reasonably comparable rate selected by the Lender.

     "LIBOR RATE ADVANCE" means an Advance which bears interest at a rate determined by reference to the LIBOR Rate as provided in Section 2.4(a)(ii).

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Letter of Credit Agreements, the Security Documents and all other documents, instruments and agreements related thereto, including all documentation delivered pursuant to
Section 2.2(b)(ii).

     "MATURITY DATE" means, with respect to each Term Facility Advance, August 1, 2005.

     "NOTES" means the Revolving Facility Note and the Term Facility Note.

     "NOTICE OF BORROWING" means a written notice in the form of Exhibit B.

     "OUTSTANDING" means, as of any date of determination, (a) with respect to Letters of Credit, all Letters of Credit issued pursuant to Section 2.2(b), with respect to which the full amount available to be drawn thereunder has not been drawn and which have not expired at their stated expiration dates or otherwise in accordance with their terms or been surrendered to the Letter of Credit Issuer for cancellation, or (b) with respect to Advances, the principal amount thereof remaining unpaid and owing by the Borrower. As used in connection with Acceptances, the term "Outstanding" shall have the meaning specified in Section 2.2(d)(v).

     "PERMITTED LIENS" means (a) Liens securing Indebtedness owed by the Borrower to the Lenders, (b) Liens for taxes, assessments or similar charges either not yet due or being contested in good faith, (c) Liens of material men, mechanics, warehousemen or carriers, or other like Liens arising in the ordinary course of business and securing obligations which are not yet delinquent, (d) purchase money Liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the Effective Date or permitted to be incurred under Section 5.2(a), (e) Liens which, as of the Effective Date, have been disclosed to and approved by the Lender in writing,
(f) Liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets and
(g) Liens granted pursuant to capital leases.

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or any governmental authority or entity.

     "REQUIRED LENDERS" means, at any date, the Lenders having an aggregate Commitment Percentage equal to 100% of the Commitment.

     "REVOLVING COMMITMENT" has the meaning specified in Section 2.1.

     "REVOLVING FACILITY" has the meaning specified in Section 2.1(a).

     "REVOLVING FACILITY ADVANCES" means Advances by the Lenders to the Borrower under the Revolving Facility as Floating Rate Advances or LIBOR Rate Advances.

     "REVOLVING FACILITY NOTE" means the promissory note payable to the order of each of the Lenders, in substantially the form of Exhibit A-1, in the amount of such Lender's Commitment Percentage, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Borrowings under the Revolving Facility.

     "SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated the Effective Date between the Borrower and the Administrative Agent, as secured party on behalf of the Lenders, the Letter of Credit Issuer and the Credit Card Issuer.

     "SECURITY DOCUMENTS" means the Security Agreement and all other documents, instruments and agreements (a) under which any Person grants a security interest to the Administrative Agent on behalf and for the benefit of the Lenders, the Letter of Credit Issuer and the Credit Card Issuer for the purpose of securing the obligations of the Borrower contained in this Agreement and the other Loan Documents, or (b) which relate to the perfection of such a security interest.

     "STANDBY LETTERS OF CREDIT" means irrevocable standby letters of credit issued pursuant to Section 2.2(b) from time to time by the Letter of Credit Issuer or one of its correspondents for the account of the Borrower.

     "TANGIBLE NET WORTH" means the sum of common stock, additional paid in capital and retained earnings of the Borrower and its subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "TERM COMMITMENT" has the meaning specified in Section 2.1.

     "TERM FACILITY" has the meaning specified in Section 2.1(b).

     "TERM FACILITY ADVANCES" means Advances by the Term Lender to the Borrower under the Term Facility as Floating Rate Advances, LIBOR Rate Advances or Term Rate Advances.

     "TERM FACILITY NOTE" means the promissory note payable to the order of the Term Lender, in substantially the form of Exhibit A-2 evidencing the aggregate Indebtedness of the Borrower to the Term Lender resulting from Borrowings under the Term Facility.

     "TERM LENDER" means Washington Mutual Bank doing business as Western
Bank.

     "TERM RATE" means, with respect to any Term Rate Advance, for any Interest Period, an interest rate per annum (rounded upward to the next 1/100 of 1%) equal to the yield adjusted to constant maturity on U.S. Treasury securities as reported by the Federal Reserve Bank of San Francisco based on composites of quotations by five leading U.S. government securities dealers to the Federal Reserve Bank of New York for maturities equal to the requested Interest Period. Unless and until the Federal Reserve Bank reports yields adjusted to constant maturity on U.S. Treasury securities with maturities of four years, the Term Rate applicable to any Interest Period of four years shall be determined by straight-line interpolation between the yield on U.S. Treasury securities with maturities of two years and three years. If the Federal Reserve Bank ceases reporting the U.S. Treasury yields adjusted to constant maturities, the Term Rate shall be another reasonably comparable rate selected by the Lender.

     "TERM RATE ADVANCE" means an Advance which bears interest at a rate determined by reference to the Term Rate as provided in Section 2.4(a)(iii).

     "TERMINATION DATE" means August 1, 2002, unless earlier terminated pursuant to Section 6.2.

     "TYPE" has the meaning specified in the definition of "Advance".

     "UCC" means the Uniform Commercial Code as enacted in the state of Washington (presently Revised Code of Washington title 62A).

     "UNUSED ACCEPTANCE SUBLIMIT" means, as of any date of determination, an amount equal to $5,000,000 minus the sum of (a) the aggregate amount of all Acceptances Outstanding and/or which have not been converted into a Floating Rate Advance as provided in Section 2.2(d)(vii) and (b) the aggregate amount of Acceptances for which a Borrowing Request has been made but for which Drafts have not been accepted by the Letter of Credit Issuer.

     "UNUSED REVOLVING FACILITY COMMITMENT" means, as of any date of determination, an amount equal to the Revolving Commitment minus the sum of:
(a) the aggregate principal amount of all Revolving Facility Advances Outstanding, (b) the aggregate amount available to be drawn under all Letters of Credit Outstanding and the aggregate amount drawn under Letters of Credit for which the Letter of Credit Issuer has not been reimbursed or which has not been converted into a Floating Rate Advance, as provided in Section 2.2(b)(iii), (c) the aggregate amount of all Acceptances Outstanding which have not been paid or converted into a Floating Rate Advance, as provided in
Section 2.2(d)(vii), (d) the aggregate principal, stated or face amounts of Revolving Facility Advances, Letters of Credit and Acceptances for which a Borrowing Request has been made pursuant to Section 2.3(a) but which have not been disbursed or issued as of the date of determination and (e) the Credit Card sublimit of $250,000.

     "UNUSED SLC SUBLIMIT" means, as of any date of determination, an amount equal to $8,000,000 minus the sum of (a) the aggregate amount available to be drawn under all Standby Letters of Credit Outstanding and the aggregate amount drawn under Standby Letters of Credit for which the Letter of Credit Issuer has not been reimbursed or which has not been converted into a Floating Rate Advance, as provided in Section 2.2(b)(iii) and (b) the aggregate stated amounts of Standby Letters of Credit for which a Borrowing Request has been made pursuant to Section 2.3(a) but which have not been issued as of the date of determination.

     "UNUSED TERM FACILITY COMMITMENT" means, as of any date of determination, an amount equal to the Term Commitment minus the sum of (a) the aggregate principal amount of all Term Facility Advances Outstanding and
(b) the aggregate principal amount of Term Facility Advances for which a Borrowing Request has been made pursuant to Section 2.3(a) but which have not been issued as of the date of determination.

     "WORKING CAPITAL" means current consolidated assets of the Borrower and its subsidiaries minus current consolidated liabilities of the Borrower and its subsidiaries, as defined according to GAAP.

     Section 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date: (a) the word "from" means "from and including," (b) the words "to" and "until" each means "to but excluding"; and (c) the word "through" means "through and including."

     Section 1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed, and all accounting procedures shall be performed, in accordance with GAAP applicable as of the date of this Agreement, consistently applied.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE BORROWINGS

     Section 2.1  THE FACILITIES.

            (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make available to the Borrower for working capital and general corporate purposes its Commitment Percentage of a revolving credit facility and (the "Revolving Facility") in the maximum amount of $55,000,000, subject to increase as provided in Section 2.1(c) (the "Revolving Commitment"), consisting of (i) Floating Rate Advances and LIBOR Advances, (ii) Standby Letters of Credit, (iii) Commercial Letters of Credit,
(iv) Credit Cards and (v) Acceptances; provided, however, that:

                  (i) The aggregate stated amount of Standby Letters of Credit at any time Outstanding may not exceed $8,000,000;

                  (ii) The aggregate credit limit of all Credit Cards issued to the Borrower may not exceed $250,000;

                  (iii) The Letter of Credit Issuer shall be obligated to issue Commercial Letters of Credit in an aggregate stated amount equal to, but not to exceed, the full amount of the Unused Revolving Facility Commitment;

                  (iv) The Letter of Credit Issuer shall be obligated to issue Standby Letters of Credit in an aggregate stated amount equal to, but not to exceed, the full amount of the Unused SLC Sublimit; and

                  (v) The aggregate amount of Acceptances at any time Outstanding may not exceed $5,000,000.

            (b) Subject to the terms and conditions of this Agreement, the Term Lender shall make available to the Borrower for financing equipment and leasehold improvements a line of credit (the "Term Facility") in the maximum amount of $5,000,000 (the "Term Commitment") consisting of Floating Rate Advances, LIBOR Rate Advances and Term Rate Advances. The Term Facility and the Revolving Facility are sometimes collectively referred to herein as the "Facilities".

      (c) (i) Upon written notice from the Borrower to the Administrative Agent, given within thirty (30) days following the delivery pursuant to
Section 5.1(c)(i) of the audited consolidated financial statements of the Borrower for the fiscal year ended April 30, 2001, the Revolving Commitment shall be increased by $10,000,000 TO $65,000,000, provided that the following conditions are satisfied:

            (A) EBITDA for the fiscal year ended April 30, 2001 is at least $24,000,000; and

            (B) the number of "inventory days on hand" as of April 30, 2001 (determined as provided below) does not exceed 185.

         "Inventory days on hand" means (x) 365, divided by (y) the number obtained by dividing (1) the cost of goods sold of the Borrower as reflected on such financial statements by (2) inventory of the Borrower as reflected on such financial statements.

      (ii) In the event the Borrower elects to increase the Revolving Commitment pursuant to clause (i) above, the Commitment of Western Bank shall be increased by $10,000,000 to $40,000,000. The Administrative Agent shall deliver to each Lender a new Exhibit D to this Agreement reflecting such increase. In addition, the Borrower shall execute and deliver to Western Bank a new Note in the principal amount of $40,000,000. Except for the foregoing and the receipt of written notice from the Borrower pursuant to Section 2.1(c)(i) above, the increase in the Revolving Commitment provided in this
Section 2.1(c) shall take effect without any action on the part of any of the parties hereto.

     Section 2.2  THE BORROWINGS.

     (a)  ADVANCES UNDER THE FACILITIES.

        (i) In the case of Revolving Facility Advances, each Lender agrees, on the terms and conditions set forth below, to make its pro rata share of Advances to the Borrower from time to time on any Business Day during the period from the Effective Date to the Termination Date in an aggregate amount not to exceed such Lender's Commitment Percentage of the Unused Revolving Facility Commitment. Within the limits of the Unused Revolving Facility Commitment, the Borrower may request an Advance under the Revolving Facility on any Business Day and may prepay such Advance pursuant to Section 2.7 and re-borrow under the Revolving Facility pursuant to this Section 2.2(a).

       (ii) In the case of a Term Facility Advance, the Term Lender agrees, on the terms and conditions set forth below, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date to the Termination Date in an amount not to exceed the Unused Term Facility Commitment. Any Borrowing under the Term Facility that is repaid pursuant to Section 2.5(b) or prepaid pursuant to Section 2.7 may not be reborrowed.

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

      (iii) Each request for an Advance shall be in an amount not less than $500,000, or an integral multiple of $100,000 in excess thereof. At no time may LIBOR Rate Advances bearing more than four different LIBOR Rates be Outstanding.

     (b) ISSUANCE OF LETTERS OF CREDIT UNDER THE REVOLVING FACILITY.

        (i) The Letter of Credit Issuer agrees that it shall, on the terms and conditions set forth below, provide Standby Letters of Credit for the account of the Borrower; provided, however, that no Standby Letter of Credit shall be issued if the stated amount thereof exceeds the lesser of the Unused Revolving Facility Commitment or the Unused SLC Sublimit. No Standby Letter of Credit shall have an expiration date that is more than ninety (90) days after the Termination Date. A Standby Letter of Credit may provide for a single draw or a number of partial draws, as specified by the Borrower.

       (ii) The Letter of Credit Issuer agrees that it shall, on the terms and conditions set forth below, provide Commercial Letters of Credit for the account of the Borrower; provided, however, that no Commercial Letter of Credit shall be issued if the stated amount thereof exceeds the Unused Revolving Facility Commitment. No Commercial Letter of Credit shall have an expiration date that is more than ninety (90) days after the Termination Date. A Commercial Letter of Credit may provide for a single draw or a number of partial draws, as specified by the Borrower.

      (iii) The Letter of Credit Issuer hereby grants to each Letter of Credit Participant, and, to induce the Letter of Credit Issuer to issue Letters of Credit hereunder, each Letter of Credit Participant hereby accepts and purchases from the Letter of Credit Issuer, on the terms and conditions set forth below, for such Letter of Credit Participant's own account and risk, an undivided interest equal to such Letter of Credit Participant's Commitment Percentage in the Letter of Credit Issuer's obligations and rights under each Letter of Credit issued by the Letter of Credit Issuer hereunder and the amount of each draft paid by the Letter of Credit Issuer thereunder. Each Letter of Credit Participant unconditionally agrees with the Letter of Credit Issuer that, if a draft is paid under any Letter of Credit issued by the Letter of Credit Issuer for which the Letter of Credit Issuer is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Letter of Credit Participant shall, upon demand by the Letter of Credit Issuer, pay to the Administrative Agent for the account of the Letter of Credit Issuer an amount equal to such Letter of Credit Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Any amount so paid shall be a Borrowing hereunder.

       (iv) If any amount required to be paid by any Letter of Credit Participant to the Letter of Credit Issuer pursuant to Section 2.2(b)(iii), in respect of any unreimbursed portion of any payment made by the Letter of Credit Issuer under any Letter of Credit, is paid to the Administrative Agent for the account of the Letter of Credit Issuer within three Business Days after the date such payment is due, such Letter of Credit Participant shall, upon demand by the Letter of Credit Issuer, pay to the Administrative Agent for the account of the Letter of Credit Issuer an amount equal to the product of (a) such amount, times (b) the Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent for the account of the Letter of Credit Issuer, times
(c) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Letter of Credit Participant pursuant to Section 2.2(b)(iii) is not in fact made available to the Administrative Agent for the account of the Letter of Credit Issuer by such Letter of Credit Participant within three Business Days after the date such payment is due, the Letter of Credit Issuer shall be entitled to recover from such Letter of Credit Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Floating Rate Advances hereunder. A certificate of any Letter of Credit Issuer submitted to any Letter of Credit Participant with respect to any amounts owing under this
Section 2.2(b) shall be conclusive in the absence of manifest error.

        (v) Whenever, at any time after the Letter of Credit Issuer has made payment under any Letter of Credit issued by the Letter of Credit Issuer and has received from any Letter of Credit Participant its PRO RATA share of such payment in accordance with Section 2.2(b)(iii), the Letter of Credit Issuer receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Letter of Credit Issuer will distribute to such Letter of Credit Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Letter of Credit Issuer shall be required to be returned by the Letter of Credit Issuer, such Letter of Credit Participant shall return to the Letter of Credit Issuer the portion thereof previously distributed by the Letter of Credit Issuer to it.

       (vi) No Letter of Credit shall be issued unless it is issued in accordance with the Letter of Credit Issuer's customary requirements, standards, fees and procedures and as set forth in the Letter of Credit Agreements and the Letter of Credit Issuer's other customary letter of credit documentation requirements, nor if it is for a purpose not described in the definition of "Letter of Credit" in Section 1.1.

      (vii) The Borrower shall reimburse the Letter of Credit Issuer for any draw on any Letter of Credit by making payment thereof to the Lender by 3:00 P.M. (Seattle time) on the date on which such draw is paid or, if any draw is to be made pursuant to a time draft, by 3:00 P.M. (Seattle time) at least one Business Day prior to the maturity of such time draft. Unless reimbursement is made by 3:00 P.M. (Seattle time) on any such date, the Borrower shall be conclusively deemed to have made a Borrowing Request requesting a Floating Rate Advance under the Facilities to be made on such date in an amount equal to the amount of such draw. Such a deemed Borrowing Request will be honored only if it would have been honored if actually made by the Borrower.

     (viii) The obligations of the Borrower to reimburse the Letter of Credit Issuer for drawings made under each Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire against the beneficiary of the Letter of Credit as a result of the payment by the Letter of Credit Issuer of any draft or the reimbursement by the Borrower thereof): (A) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against the Letter of Credit Issuer, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (B) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, (C) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (D) any interruption, error or delay in transmission or delivery by facsimile or any other method, (E) payment by the Letter of Credit Issuer of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (F) any other circumstances or happening whatsoever, which is similar to any of the foregoing; or (G) the fact that any Default or Event of Default shall have occurred and be continuing.

       (ix) In connection with the Letters of Credit to be issued under the Revolving Facility, the Borrower may submit communications (a "Faxed Document") to Letter of Credit Issuer by facsimile transmission. With respect to such facsimile transmission, the Borrower agrees as follows:

            (A) Each such Faxed Document shall be deemed an original document and shall be effective for all purposes as if it were an original. The Borrower shall retain the original of any Faxed Document and shall deliver it to the Letter of Credit Issuer on request.

            (B) If the Borrower sends the Letter of Credit Issuer a manually signed confirmation of a Faxed Document, the Letter of Credit Issuer shall have no duty to compare it to the previously received Faxed Document nor shall it have any liability or duty to act should the contents of the confirmation differ therefrom. Any manually signed confirmation of a Faxed Document must be conspicuously marked "previously transmitted by facsimile," and the Letter of Credit Issuer shall not be liable for the issuance of duplicate Letters of Credit or amendments thereto that result from the Letter of Credit Issuer's receipt of confirmations not so marked.

            (C) The Borrower shall have sole responsibility for the security of using facsimile transmissions and for any authorized or unauthorized Faxed Document received by the Letter of Credit Issuer, purportedly on behalf of the Borrower.

            (D) The Borrower agrees to indemnify and hold harmless the Letter of Credit Issuer from each and every claim, demand, liability, loss, cost or expense (including attorneys' fees and expenses) which may arise or be created by the Letter of Credit Issuer's acceptance of telecommunication instructions in connection with any Letter of Credit, including facsimile instructions in connection with any waiver of discrepancies.

        (x) The Borrower will promptly examine each Letter of Credit issued hereunder, any amendments thereto and all information, documents and instruments delivered to the Borrower from time to time by the Letter of Credit Issuer or any of its correspondents. The Borrower shall notify the Letter of Credit Issuer within five Business Days after receipt of any of the foregoing if the Borrower claims that the Letter of Credit Issuer has failed to comply with the Borrower's instructions or the Letter of Credit Issuer's obligations with respect to such Letter of Credit or has wrongfully honored or dishonored any presentation under the Letter of Credit or if the Borrower claims any other irregularity. If the Borrower does not so notify the Letter of Credit Issuer within such time period, the Borrower shall be conclusively deemed to have waived, and therefore be precluded from asserting, such claims.

     (c) ISSUANCE OF CREDIT CARDS UNDER THE REVOLVING FACILITY.

        (i) The Credit Card Issuer shall provide the Borrower with one or more Credit Cards with an aggregate credit limit of $250,000 during the period from the Effective Date through the Termination Date. The Borrower agrees to execute the Credit Card Issuer's standard business card agreement and any other documents the Credit Card Issuer may request in connection with the provision of such Credit Cards.

       (ii) The Credit Card Issuer hereby grants to each Credit Card Participant, and, to induce the Credit Card Issuer to issue Credit Cards hereunder, each Credit Card Participant hereby accepts and purchases for the Credit Card Issuer, on the terms and conditions set forth below, for such Credit Card Participant's own account and risk, an undivided interest equal to such Credit Card Participant's Commitment Percentage in the Credit Card Issuer's obligations and rights under each Credit Card issued by the Credit Card Issuer hereunder and the amount of each draft paid by the Credit Card Issuer thereunder. Each Credit Card Participant unconditionally agrees with the Credit Card Issuer that, if any amounts are disbursed under any Credit Card issued by the Credit Card Issuer for which the Credit Card Issuer is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Credit Card Participant shall, upon demand by the Credit Card Issuer, pay to the Administrative Agent for the account of the Credit Card Issuer an amount equal to such Credit Card Participant's Commitment Percentage of the amount of such disbursement, or any part thereof, which is not so reimbursed.

      (iii) If any amount required to be paid by any Credit Card Participant to the Credit Card Issuer pursuant to Section 2.2(c)(ii), in respect of any unreimbursed portion of any disbursement made by the Credit Card Issuer under any Credit Card, is paid to the Administrative Agent for the account of the Credit Card Issuer within three Business Days after the date such payment is due, such Credit Card Participant shall, upon demand by the Credit Card Issuer, pay to the Administrative Agent for the account of the Credit Card Issuer an amount equal to the product of (a) such amount, times (b) the Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent for the account of the Credit Card Issuer, times (c) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Credit Card Participant pursuant to
Section 2.2(c)(ii) is not in fact made available to the Administrative Agent for the account of the Credit Card Issuer by such Credit Card Participant within three Business Days after the date such payment is due, the Credit Card Issuer shall be entitled to recover from such Credit Card Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Floating Rate Advances hereunder. A certificate of any Credit Card Issuer submitted to any Credit Card Participant with respect to any amounts owing under this Section 2.2(c) shall be conclusive in the absence of manifest error.

       (iv) Whenever, at any time after the Credit Card Issuer has made a disbursement under any Credit Card issued by the Credit Card Issuer and has received from any Credit Card Participant its PRO RATA share of such disbursement in accordance with Section 2.2(c)(ii), the Credit Card Issuer receives any payment related to such Credit Card (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Credit Issuer will distribute to such Credit Card Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Credit Card Issuer shall be required to be returned by the Credit Card Issuer, such Credit Card Participant shall return to the Credit Card Issuer the portion thereof previously distributed by the Credit Card Issuer to it.

        (v) If the balance owing on any Credit Card issued to the Borrower under this Section 2.2(c) is more than 60 days past due, the Administrative Agent may terminate such Credit Card.

      (d)  ISSUANCE OF ACCEPTANCES UNDER THE REVOLVING FACILITY.

        (i) The Letter of Credit Issuer agrees that it shall, on the terms and conditions hereinafter set forth, accept drafts (the "Drafts") drawn on the Letter of Credit Issuer and submitted to it in connection with Commercial Letters of Credit issued hereunder; provided, however, that no Draft will be accepted if the face amount thereof exceeds the Unused Acceptance Sublimit.

       (ii) Each Draft presented for acceptance shall mature not later than 90 days after the date of presentation to the Letter of Credit Issuer for acceptance; provided, however, that no Draft shall have a maturity date later than the Termination Date unless the Letter of Credit Issuer otherwise agrees in its sole discretion. Notwithstanding the foregoing, if any Acceptance is Outstanding as of the Termination Date, the Borrower shall, on or before the Termination Date, deliver to the Letter of Credit Issuer, as collateral for the Borrower's obligations with respect to such Acceptance, immediately available funds in an amount equal to the face amount of each such Acceptance.

      (iii) The Borrower represents and warrants that each Draft it presents for acceptance is an eligible Draft as determined by the Federal Reserve Bank and complies with the Federal Reserve Act and with applicable regulations of the Board of Governors of the Federal Reserve System of the United States governing banker's acceptances, or any successor thereto. Without limiting the generality of the foregoing, The Borrower represents and warrants that each Draft it presents for acceptance and discounting results from a bona fide business transaction and (a) will grow out of one or more transactions involving the importation or exportation of goods; (b) will grow out of one or more transactions involving the domestic shipment of goods; or (c) will be secured at the time of acceptance of the Draft by warehouse receipts or similar documents conveying or securing title and covering readily marketable goods. The Borrower represents and warrants that no other financing of the transactions underlying any requested Acceptance whether characterized as a loan, sale, or an account receivable has been obtained or will be solicited or accepted and that no lien or security interest in or rights to the subject matter under the underlying transaction has been or will be granted to any other person without the Letter of Credit Issuer's prior written consent. The Borrower further represents and warrants that (x) completion of each transaction related to a Draft is anticipated to occur on or before the maturity date of such Draft, (y) that the maturity of each Draft will be consistent with the period usually and reasonably necessary to finance transactions of such kind, and (z) that no banker's acceptances other than the Acceptance requested hereunder have been or will be outstanding with respect to the goods covered by the Draft whose acceptance is requested hereunder.

       (iv) Each accepted Draft shall be held to maturity by the Letter of Credit Issuer unless otherwise agreed by the Letter of Credit Issuer in its sole discretion.

        (v) The Borrower shall pay to the Letter of Credit Issuer a fee for the issuance of each Acceptance in an amount equal to the face amount of the Acceptance multiplied by one and one-half percent (1.5%) per year (calculated on the basis of a 360-day year and the actual number of days elapsed) for the period of time from the acceptance of the Draft creating the Acceptance through the date on which the Borrower pays such Draft in full to the Letter of Credit Issuer and such Acceptance shall be deemed to be "Outstanding" for that period of time. Such fee shall be paid upon acceptance of the Draft by the Letter of Credit Issuer. In addition, the Borrower shall pay to the Letter of Credit Issuer all of its normal and customary charges and fees for the issuance and administration of banker's acceptances.

       (vi) The Borrower agrees to pay to the Letter of Credit Issuer the face amount of each Acceptance together with all unpaid charges of and expenses paid or incurred by the Letter of Credit Issuer in connection therewith on the maturity date of such Acceptance. All such payments to be made by the Borrower shall be made not later than 11:00 a.m. Seattle time on the due dates thereof (or, if earlier, on the Termination Date) in the manner provided for repayment of Advances under the terms of this Agreement.

      (vii) The Letter of Credit Issuer hereby grants to each Letter of Credit Participant, and, to induce the Letter of Credit Issuer to accept Drafts hereunder, each Letter of Credit Participant hereby accepts and purchases from the Letter of Credit Issuer, on the terms and conditions set forth below, for such Letter of Credit Participant's own account and risk, an undivided interest equal to such Letter of Credit Participant's Commitment Percentage in the Letter of Credit Issuer's obligations and rights under each Draft accepted by the Letter of Credit Issuer hereunder. In the event that the Borrower fails to pay any Acceptance in full on the maturity date thereof, then each Letter of Credit Participant shall, upon demand by the Letter of Credit Issuer, pay to the Letter of Credit Issuer an amount equal to such Letter of Credit Participant's Commitment Percentage multiplied by the amount of such Acceptance, or any part thereof which is not so reimbursed. Such payments shall be made on the terms set forth in Section 2.2(b) applicable to payments to be made by the Letter of Credit Participants to the Letter of Credit Issuer in respect of payments on Letters of Credit which are not timely reimbursed by the Borrower.

      Section 2.3  MAKING THE BORROWINGS.

      (a)  PROCEDURE FOR BORROWINGS.

        (i) BORROWING REQUESTS. Each Borrowing Request for an Advance shall be made by the Borrower to the Administrative Agent (A) in the case of Floating Rate Advances, not later than 9:00 A.M. (Seattle time) on the day of the proposed Borrowing; and (B) in the case of Fixed Rate Advances, not later than 9:00 A.M. on the third Business Day prior to the date of the proposed Borrowing. Each Borrowing Request (A) for the issuance of a Letter of Credit shall be made by the Borrower to the Letter of Credit Issuer not later than 9:00 A.M. (Seattle time) on the date of the proposed Borrowing, and (B) for the issuance of a Credit Card shall be made by the Borrower to the Credit Card Issuer not later than 9:00 A.M. on the date of the proposed issuance of a Credit Card. Each Borrowing Request shall be made by an Authorized Officer of the Borrower by telephone or, if requested by the Administrative Agent, the Letter of Credit Issuer or the Credit Card Issuer, by telecopy or personal delivery, in writing, in substantially the form of Exhibit B hereto, fully and accurately specifying the information required therein. Upon receipt by the Administrative Agent of a Borrowing Request from the Borrower requesting either a Floating Rate Advance or a Fixed Rate Advance under the Revolving Facility, the Administrative Agent shall promptly notify each Lender thereof. Thereafter, each Lender shall make the amount of its pro rata share of each Revolving Facility Advance available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 8.2 prior to 1:00 P.M. (Seattle time), on the date of the proposed Borrowing in funds immediately available to the Administrative Agent. Such Revolving Facility Advance shall then be made available to the Borrower by the Administrative Agent.

       (ii) AVAILABILITY OF BORROWINGS. The Administrative Agent shall make Borrowings available to the Borrower as follows:

            (A) In the case of a Borrowing consisting of Advances, the Administrative Agent will make such funds available to the Borrower in immediately available funds to the account of the Borrower at Washington Mutual Bank doing business as Western Bank, Account No. 201-02386601, or such other account of the Borrower as may be approved by the Lender.

            (B) In the case of a Borrowing consisting of the issuance of a Letter of Credit, the Letter of Credit Issuer shall deliver the Letter of Credit to the beneficiary thereof on the date specified in the applicable Borrowing Request.

            (C) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing of a Revolving Facility Advance that such Lender will not make the amount that would constitute such Lender's Commitment Percentage of such Revolving Facility Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the date of the Borrowing, such Lender shall pay to the

Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(a)(ii)(C) shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such Revolving Facility Advance is not made available to the Administrative Agent by such Lender within three Business Days of the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Floating Rate Advances hereunder, on demand, from the Borrower.

     (b) CONVERSION AND CONTINUATION OF ADVANCES. The Borrower may, pursuant to a Borrowing Request (A) received by the Administrative Agent not later than 9:00 A.M. (Seattle time) on the last day of any applicable Interest Period for a Fixed Rate Advance, elect to convert such Fixed Rate Advance to a Floating Rate Advance; (B) received by the Administrative Agent not later than 9:00 A.M. (Seattle time) on the third Business Day prior to the day the conversion is to take effect, elect to convert any Floating Rate Advance to a Fixed Rate Advance; and (C) received by the Administrative Agent not later than 9:00 A.M. (Seattle time) on the third Business Day prior to the last day of any applicable Interest Period for a Fixed Rate Advance, elect to convert or continue such Fixed Rate Advance at the same or another Fixed Rate. Each Borrowing Request shall be made by an Authorized Officer of the Borrower by telephone or, if requested by the Administrative Agent, by telecopy or personal delivery, in writing, in substantially the form of Exhibit B hereto, fully and accurately specifying the information required therein.

      (c) UNAVAILABILITY OF FIXED RATES. Notwithstanding any election of a Fixed Rate Advance for an Interest Period pursuant to Section 2.3(a) or (b) above, if:

        (i) on or prior to the determination of the applicable interest rate for such Advance, the Administrative Agent determines (which determination shall be conclusive and binding) that quotations of interest rates are not being provided in the relevant market in the relevant amount, for an Interest Period; or

        (ii) on or prior to the first day of an Interest Period, the Administrative Agent determines (which determination shall be conclusive and binding) that, as a result of conditions in or generally affecting the relevant market, the rates of interest on the basis of which the applicable Fixed Rate is to be computed do not accurately reflect the cost to the Lenders of making or maintaining such Advance for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof by telephone and the election by the Borrower of a Fixed Rate Advance for such Interest Period shall not be effective, and such Advance shall be made as a Floating Rate Advance.

     Section 2.4  INTEREST RATES; LATE CHARGES.

     (a) ADVANCES. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at the following rates:

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

        (i) FLOATING RATE ADVANCES. Except to the extent the Borrower has made an effective election of a Fixed Rate with respect to such Advance pursuant to Section 2.3(a) or (b), at a rate per annum equal at all times to the Floating Rate in effect from time to time, payable monthly on the first day of each month while such Advance is Outstanding.

       (ii) LIBOR RATE ADVANCES. If the Borrower has made an effective election of a LIBOR Rate with respect to such Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the LIBOR Rate for the applicable Interest Period plus one and three-quarters percent (1.75%) per annum, payable on the last day of each such Interest Period; provided, that if the Interest Period is longer than three months, interest shall be payable on the last day of each three-month period during such Interest Period and on the last day of such Interest Period.

      (iii) TERM RATE ADVANCES. If the Borrower has made an effective election of a Term Rate with respect to such Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Term Rate for the applicable Interest Period plus two percent (2%) per annum, payable on the first day of each month.

     (b) DEFAULT RATE. Any amount owing by the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per year equal at all times to the greater of (i) the Floating Rate plus three percent (3%) and (ii) with respect to any Fixed Rate Advance, the Fixed Rate then in effect plus three percent (3%).

     (c) LATE CHARGE. If any payment due hereunder in respect of any Borrowing Outstanding is ten (10) days or more late, the Borrower shall be charged two percent (2%) of such payment or $25.00, whichever is greater; provided that no such amount shall be charged on or after the date on which the Administrative Agent has declared all amounts owing hereunder to be due and payable as provided in Section 6.2.

     Section 2.5  REPAYMENT.

     (a) BORROWINGS UNDER THE REVOLVING FACILITY. The Borrower shall repay the outstanding principal amount of each Revolving Facility Advance made by the Lenders on the Termination Date, together with all accrued and unpaid interest thereon. The Borrower shall reimburse the Letter of Credit Issuer for all draws on each Letter of Credit as provided in Section 2.2(b)(vii).

     (b) BORROWINGS UNDER THE TERM FACILITY. The Borrower shall repay the aggregate principal amount of all Term Facility Advances that are Outstanding on August 1, 1999 (the "1999 Principal Amount") in installments equal to 1/7 of the 1999 Principal Amount on each August 1, 2000, August 1, 2001, August 1, 2002, August 1, 2003 and August 1, 2004 and in a final installment equal to the unpaid balance of the 1999 Principal Amount on the Maturity Date, together with all accrued and unpaid interest thereon.

     Section 2.6  FEES.

     (a)  REVOLVING FACILITY FEES.

        (i) UPFRONT FACILITY FEE. On the Effective Date, the Borrower shall pay to the Administrative Agent (A) for the account of the Lenders a facility fee equal to 1/10 of one percent (.10%) of the Total Commitment and (B) for the account of Western Bank a facility fee equal to $10,000 in consideration of Western Bank's agreement to increase its Commitment on the terms and subject to the conditions set forth in Section 2.1(c).

       (ii) UNUSED COMMITMENT FEE. On each September 30, December 31, March 31 and June 30, commencing September 30, 2000, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders an unused commitment fee equal to 15/100s of one percent (.15%) per annum of the amount equal to (A) the Total Commitment minus (B) the average of the aggregate principal and stated amounts of Advances and Letters of Credit Outstanding on the last day of each month in the fiscal quarter then ended; provided, however, that the amount of such fee payable on September 30, 2000 shall be calculated at the rate of .1875% per annum for the period from June 30, 2000 through July 31, 2000 and at the rate of .15% per annum for the period from August 1, 2000 through September 30, 2000.

     (b) TERM FACILITY FEES. On the date of each Term Facility Advance, the Borrower shall pay to the Term Lender a facility fee equal to 1/2% of the principal amount of such Term Facility Advance.

     (c) LETTER OF CREDIT FEES. The fees and charges for the issuance, payment and administration of Letters of Credit are set forth in the Letter of Credit Agreements.

     (d) ADMINISTRATIVE AGENT FEE. On the Effective Date, the Borrower shall pay the Administrative Agent from its own account the "Agent Bank Fee" as set forth in the letter dated June 28, 2000 from the Administrative Agent to the Borrower.

     Section 2.7 PREPAYMENTS. If the Borrower desires to prepay any Advances, the Borrower shall give the Administrative Agent the same number of Business Days' written notice required in Section 2.3(a) for a Borrowing Request given with respect to Advances, specifying the proposed date and aggregate principal amount of the prepayment and the Interest Period or Interest
Periods (if any) relating to such Advances. If notice of prepayment is given, the Borrower shall prepay the Advances comprising the same Borrowing in whole or in part with (A) accrued interest to the date of such prepayment on the amount prepaid and (B) in the case of Fixed Rate Advances, any amounts required to be paid pursuant to Section 2.11.

     Section 2.8  PAYMENTS AND COMPUTATIONS.

     (a) The Borrower shall make each payment hereunder and under the Note not later than 11:00 A.M. (Seattle time) on the day when due in U.S. Dollars to the Administrative Agent at 1201 Third Avenue, Suite 1000, Seattle, Washington 98101, or at such other location designated by notice from the Administrative Agent pursuant to the notice provision of this Agreement, in immediately available funds.

     (b) All computations of interest and all fees pursuant to Section 2.6 shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or an increased cost or of illegality hereunder shall be presumptive evidence thereof and binding for all purposes if made reasonably and in good faith.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due (or an Interest Period shall be stated to end) on a day other than a Business Day, such payment shall be made (and such Interest Period shall end) on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest based on a LIBOR Rate to be made (or an Interest Period for a Fixed Rate Advance to end) in the next following calendar month, such payment shall be made (and such Interest Period shall end) on the next preceding Business Day.

     Section 2.9  INCREASED COSTS.

     (a) If, due to either (i) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than those referred to in the definition of LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other governmental authority (whether or not having the force of law), in each case above, other than those referred to in
Section 2.9(b), there shall be any increase in the cost to any Lender of agreeing to make or maintain, or of making or maintaining, Fixed Rate Advances or there shall be any increase in the cost to the Letter of Credit Issuer of agreeing to issue or maintain, or of issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, upon demand by such Lender or the Letter of Credit Issuer, as the case may be, pay to such Lender or Letter of Credit Issuer additional amounts sufficient to reimburse such Lender or the Letter of Credit Issuer for all such increased costs. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender or the Letter of Credit Issuer, as the case may be, shall be presumptive evidence of such increased cost and binding for all purposes, if made reasonably and in good faith.

     (b) If either (i) the introduction after the date of this Agreement of, or the application after the date of this Agreement as a result of phase-in or transitional rules of, or any change after the date of this Agreement in or in the interpretation of, any law or regulation or (ii) compliance by a Lender, the Letter of Credit Issuer or the Credit Card Issuer with any guideline or request issued or made after the date of this Agreement or deemed applicable after the date hereof as a result of phase-in or transitional rules from or by any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, the Letter of Credit Issuer or the Credit Card Issuer and such Lender, Letter of Credit Issuer or Credit Card Issuer determine(s) that the amount of such capital is increased by or based upon the existence of the Revolving Commitment or its Commitment Percentage of the Revolving Commitment (or by or based upon the making of Fixed Rate Advances or the issuance of or obligation to issue or purchase risk participations in Letters of Credit or Credit Cards), then, upon demand by such Lender, the Letter of Credit Issuer or the Credit Card Issuer, the Borrower shall immediately pay to the Lender, the Letter of Credit Issuer or the Credit Card Issuer, from time to time as specified by the Lender, the Letter of Credit Issuer or the Credit Card Issuer, additional amounts sufficient to compensate such Lender, the Letter of Credit Issuer or the Credit Card Issuer in the light of such circumstances, to the extent that such Lender, the Letter of Credit Issuer or the Credit Card Issuer reasonably determine(s) such increase in capital to be allocable to the maintenance of the Revolving Commitment or its Commitment Percentage of the Revolving Commitment (or the making of Fixed Rate Advances or the issuance and maintenance of or obligation to issue Letters of Credit or Credit Cards). A certificate as to such amounts submitted to the Borrower by a Lender, the Letter of Credit Issuer or the Credit Card Issuer, shall, if made reasonably and in good faith, be presumptive evidence of such amounts and binding for all purposes.

     Section 2.10 ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make Fixed Rate Advances or to purchase risk participations in any Letter of Credit or Credit Card, to continue to fund or maintain such Advances hereunder, for the Letter of Credit Issuer to issue or maintain Letters of Credit or for the Credit Card Issuer to issue or maintain Credit Cards, such Lenders, the Letter of Credit Issuer or the Credit Card Issuer may, by notice to the Borrower, suspend the right of the Borrower to elect such Fixed Rate Advances or to request Letters of Credit to be issued, as the case may be, and, if necessary in the reasonable opinion of such Lender to comply with such law or regulation, Borrower shall prepay all such Fixed Rate Advances at the latest time permitted by the applicable law or regulation. The Borrower shall not be obligated to pay any amount pursuant to Section 2.11 in respect of such prepayment.

     Section 2.11 PREPAYMENT INDEMNITY; FEE. If (i) due to payments made by the Borrower pursuant to Section 2.7 or due to acceleration of the maturity of the Notes pursuant to Section 6.2 or due to any other reason attributable to the Borrower (but not due to any prepayment pursuant to Section 2.10), a Lender receives payments of principal of a Fixed Rate Advance other than on the last day of an Interest Period relating to such Advance, or (ii) the Borrower fails to prepay any Fixed Rate Advance pursuant to a notice of prepayment given pursuant to Section 2.7, the Borrower shall, upon demand by a Lender, pay to the Administrative Agent on behalf of such Lender the following:

     (a) LIBOR RATE ADVANCES. In the case of prepayment of LIBOR Rate Advances, the Borrower shall pay any amounts required to compensate the Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or failure to prepay, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advances.

     (b) TERM RATE ADVANCES. In the case of prepayment of Term Rate Advances (but subject to the provisions of paragraph (v) below), the Borrower shall pay a prepayment fee calculated separately for each Prepaid Installment:

          (i) The Term Lender shall first determine the amount of interest which would have accrued each month on the Prepaid Installment had it remained outstanding until the applicable Original Payment Date, using the applicable Term Rate.

          (ii) The Term Lender shall then subtract from each monthly interest amount determined in paragraph (i) above, the amount of interest which would accrue on that Prepaid Installment if the Prepaid Installment were reinvested from the date of prepayment through the Original Payment Date at the Treasury Rate.

          (iii) If the remainder determined in paragraph (ii) with respect to the Prepaid Installment is greater than zero, the Term Lender shall discount the monthly differences to the date of prepayment by the Treasury Rate. The sum of the discounted monthly differences for the Prepaid Installment shall be the amount of the prepayment fee due hereunder with respect to the Prepaid Installment.

          (iv) The following definitions will apply to the calculation of the prepayment fee for purposes of this Section 2.11(b):

               (A) "ORIGINAL PAYMENT DATES" means the dates on which principal of a Term Rate Advance would have been paid if there had been no prepayment.

               (B) "PREPAID INSTALLMENT" means the amount of the prepaid principal of a Term Rate Advance which would have been paid on a single Original Payment Date.

               (C) "TREASURY RATE" means the interest rate yield for U.S. Treasury securities which the Lender determines could be obtained by reinvesting a specified Prepaid Installment in such securities from the date of prepayment through the Original Payment Date. The Treasury Rate may be based on information from either the Telerate or Reuters information services, the Wall Street Journal or other information sources the Lender deems appropriate.

         Notwithstanding the foregoing provisions of this Section 2.11(b), the Borrower may prepay the principal of Term Rate Advances, without liability for any prepayment fee that would otherwise be payable under this Section 2.11(b), in an amount of up to 10% of the aggregate principal amount of all Term Rate Advances made by the Term Lender to the Borrower from time to time under the Term Facility (including any Term Rate Advances that have previously been prepaid or repaid pursuant to the terms of this Agreement). Any prepayment in excess of such amount shall be subject to payment of a prepayment fee in accordance with this Section 2.11(b).

         Section 2.12 EVIDENCE OF DEBT. The Advances made by the Lenders to the Borrower, and the obligations of the Borrower to both reimburse the Letter of Credit Issuer for draws on Letters of Credit and reimburse the Credit Card Issuer for disbursements made under Credit Cards, shall be evidenced by a Note payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Revolving Commitment. Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower resulting from Advances and payments made from time to time hereunder. In any legal action or proceeding in respect of this Agreement or the Notes, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the obligations of the Borrower therein recorded, if made reasonably and in good faith.

         Section 2.13 COLLATERAL. As security for the obligation of the Borrower to repay Advances, to pay the principal of and interest on the Notes and the other Indebtedness of the Borrower under this Agreement and to reimburse the Letter of Credit Issuer for draws on any Letter of Credit and the Credit Card Issuer for disbursements made under any Credit Card, and for the performance by the Borrower of its other obligations hereunder and under all the other Loan Documents, the Borrower shall grant to the Administrative Agent, on behalf and for the benefit of each Lender, the Letter of Credit Issuer and the Credit Card Issuer, an attached, fully perfected, first-priority security interest in the Collateral, subject to the terms of the Security Agreement.

         Section 2.14 USE OF PROCEEDS. Proceeds of the Revolving Facility Advances and disbursements made under Credit Cards shall be used for general corporate purposes of the Borrower, including, without limitation, for repayment of any other Advances and reimbursement of draws under Letters of Credit. Proceeds of the Term Facility Advances may be used to finance the Borrower's equipment and leasehold improvements.

                                   ARTICLE III

                             CONDITIONS OF BORROWING

         Section 3.1 CONDITIONS PRECEDENT TO EFFECTIVE DATE. The occurrence of the Effective Date is subject to the condition precedent that the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent and all duly executed by the parties thereto:

               (a) The respective Revolving Facility Notes made payable to each Lender.

               (b) A copy of the Articles of Incorporation of the Borrower certified by the Secretary of State of the state of its incorporation, and a copy of the Bylaws of the Borrower certified by its secretary.

               (c) Certified copies of the resolutions of the Board of Directors of the Borrower approving the Borrowings contemplated hereby and authorizing the execution of the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

               (d) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered hereunder.

               (e) Certificates of good standing of a recent date for the Borrower from the Secretary of State of the state of its incorporation.

               (f) The facility fee due pursuant to Section 2.6(a)(i) and the Administrative Agent Fee due pursuant to Section 2.6(a)(iv).

               (g) Such other documents or instruments as the Administrative Agent may reasonably request.

         Section 3.2 CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of the Lenders to make, continue or convert Revolving Facility Advances, or the obligation of the Term Lender to continue or convert Term Facility Advances, or the obligation of the Letter of Credit Issuer to issue Letters of Credit or the Credit Card Issuer to issue Credit Cards, shall be subject to the following further conditions precedent:

               (a) On the date of a Borrowing pursuant to Section 2.3(a) or the continuation or conversion of an Advance pursuant to Section 2.3(b), before and immediately after giving effect thereto, the following statements shall be true and correct, and the making by the Borrower of the applicable Borrowing Request shall constitute its representation and warranty that on and as of the date of such Borrowing, conversion or continuation, before and immediately after giving effect thereto, the following statements are true and correct:

                    (i) The representations and warranties contained in
Article IV of this Agreement are correct in all material respects as though made on and as of such date, unless such representations and warranties are expressly stated to be made as of an earlier date;

                    (ii) After giving effect to (A) a requested Borrowing, conversion or continuation of a Revolving Facility Advance, the Unused Revolving Facility Commitment is not less than zero; (B) a requested Borrowing of a Letter of Credit, the Unused Revolving Facility Commitment is not less than zero; (C) a requested Borrowing consisting of a Standby Letter of Credit, neither the Unused Revolving Facility Commitment nor the Unused SLC Sublimit is less than zero and (D) a requested Borrowing consisting of an Acceptance, neither the Unused Revolving Facility Commitment nor the Unused Acceptance Sublimit is less than zero;

                    (iii) No event has occurred and is continuing, or would result from such Borrowing, conversion or continuation, which constitutes an Event of Default or Default;

                    (iv) The most recent financial statements of the Borrower delivered pursuant to Section 5.1(c)(i) present fairly the financial position and results of operations of the

Borrower as of the date of, and for the periods presented in, such financial statements, and since the date of such financial statements there has not been any material adverse change in the financial condition or operations of the Borrower; and

                    (v) The Borrower is in compliance with all covenants contained in Article V of this Agreement.

               (b) If requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Notice of Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         Section 4.1 ORGANIZATION. The Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Washington. The Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. The Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

         Section 4.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement and all other Loan Documents by the Borrower, to the extent to be executed, delivered or performed by the Borrower, have been duly authorized by all necessary action by the Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or bylaws, or any agreement or other instrument binding upon the Borrower or (b) any law, governmental regulation, court decree, or order applicable to the Borrower.

         Section 4.3 FINANCIAL INFORMATION. Each financial statement of the Borrower supplied to the Administrative Agent truly and completely disclosed the Borrower's financial condition as of the date of the statement, and there has been no material adverse change in the Borrower's financial condition subsequent to the date of the most recent financial statement supplied to the Administrative Agent. The Borrower has no material contingent obligations except as disclosed in such financial statements.

         Section 4.4 LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by the Borrower when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

         Section 4.5 PROPERTIES. Except for Permitted Liens, capital leases and real property leases, the Borrower owns and has good title to all of the Borrower's properties free and clear of all Liens, and has not executed any security documents or financing statements relating to such properties. All of the Borrower's properties are titled in the Borrower's legal name, and the Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

         Section 4.6 HAZARDOUS SUBSTANCES. The Borrower's use of its properties comply in all material respects with all applicable laws and regulations relating to the environment, including without limitation, all laws and regulations relating to pollution and environmental control.

         Section 4.7 LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, and no other event has occurred which may materially adversely affect the Borrower's financial condition or properties, except for (a) litigation, claims, or other events, if any, that have been disclosed to and acknowledged by each of the Lenders in writing and (b) threatened or pending claims which, if adversely determined against the Borrower, would not either individually or in the aggregate exceed $150,000.

         Section 4.8 TAXES. To the best of the Borrower's knowledge, all tax returns and reports of the Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by the Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

         Section 4.9 LIEN PRIORITY. Unless otherwise previously disclosed to each of the Lenders in writing and except for Permitted Liens, the Borrower has not entered into or granted any Lien, or permitted the filing or attachment of any Lien on or affecting any of the Collateral that would be prior or that may in any way be superior to the Administrative Agent's Lien and rights, on behalf of the Lenders, in and to such Collateral.

         Section 4.10 BINDING EFFECT. This Agreement and all of the other Loan Documents are binding upon the Borrower as well as upon the Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

         Section 4.11 COMMERCIAL PURPOSES. The Borrower intends to use the proceeds of all Advances solely for business or commercial related purposes, and intends to use the proceeds of the Term Facility Advances for purposes of financing equipment and leasehold improvements.

         Section 4.12 EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no Reportable Event or Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) the Borrower has not withdrawn from any such plan or initiated steps to do so, (c) no steps have been taken to terminate any such plan, and (d) there are no unfunded liabilities other than those previously disclosed to the Lenders in writing.

         Section 4.13 LOCATION OF THE BORROWER'S OFFICES AND RECORDS. The Borrower's place of business, or the Borrower's chief executive office, if the Borrower has more than one place of business, is located at 2701 First Avenue, Suite 500, Seattle, Washington 98121. Unless the Borrower has designated otherwise in writing, this location is also the office or offices where the Borrower keeps its records concerning the Collateral.

         Section 4.14 INFORMATION. All information furnished by the Borrower to either the Administrative Agent or the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower to either the Administrative Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         Section 4.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Borrower understands and agrees that the Lenders, without independent investigation, are relying upon the above representations and warranties in extending the Facilities to the Borrower. The Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Borrower's Indebtedness under this Agreement shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         Section 5.1 AFFIRMATIVE COVENANTS. So long as the Notes or other amounts payable by the Borrower hereunder shall remain unpaid, or the Lenders shall have any Revolving Commitment hereunder, or the Term Lender shall have any Term Commitments hereunder, or the Term Lender Shall have any Term Commitment hereunder, or any Letter of Credit remains Outstanding, the Borrower covenants and agrees that it will:

                  (a) LITIGATION. Promptly inform the Administrative Agent in writing of (i) all material adverse changes in the Borrower's financial condition, and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting the Borrower which could materially affect the financial condition of the Borrower.

                  (b) FINANCIAL RECORDS. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit the Administrative Agent or any Lender to examine and audit the Borrower's books and records at all reasonable times upon reasonable prior notice from the Administrative Agent or any such Lender to the Borrower.

                  (c) REPORTING REQUIREMENTS.

                           (i) FINANCIAL STATEMENTS. Furnish the
Administrative Agent with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, the consolidated balance sheet and consolidated statement of income and retained earnings of the Borrower and its subsidiaries for the year ended, audited by a certified public accountant reasonably satisfactory to the Administrative Agent, and, as soon as available, but in no event later than forty five (45) days after the end of each fiscal quarter, the consolidated balance sheet and consolidated statement of income and retained earnings of the Borrower and its subsidiaries for the period ended, prepared and certified as correct to the best knowledge and belief by the Borrower's chief financial officer or other officer or person acceptable to the Administrative Agent. All financial reports required to be provided under this Agreement (A) shall be prepared in accordance with GAAP, applied on a consistent basis, (B) certified by the Borrower as being true and correct and (C) accompanied by a certificate of the Borrower's chief financial officer demonstrating compliance with the financial covenants set forth in Section 5.3.

                           (ii) AGING AND LISTING OF ACCOUNTS RECEIVABLE.
Deliver to the Administrative Agent within thirty (30) days after the end of each quarter, a summary of the Borrower's accounts and contracts receivable aging as of the last day of the quarter, which shall be net of any adjustments made at the end of that quarter, all in a form acceptable to the Administrative Agent.

                           (iii) INVENTORY REPORT. Deliver to the
Administrative Agent within thirty (30) days after the end of each quarter inventory reports detailing location, amounts of raw materials and finished goods on a quarterly basis, prepared in form acceptable to the Administrative Agent.

                           (iv) INSURANCE REPORTS. Furnish to the
Administrative Agent, upon request of the Administrative Agent, reports on each existing insurance policy showing such information as the Administrative Agent may reasonably request, including without limitation the following: (A) the name of the insurer; (B) the risks insured; (C) the amount of the policy;
(D) the properties insured; (E) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (F) the expiration date of the policy.

                           (v) ADDITIONAL INFORMATION. Furnish such
additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to the Borrower's financial condition and business operations as the Administrative Agent may reasonably request from time to time.

                  (d) INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other Insurance as the Administrative Agent on behalf of the Lenders may require with respect to the Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to the Administrative Agent. The Borrower, upon request of the Administrative Agent, will deliver to the Administrative Agent

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

from time to time the policies or certificates of insurance in form satisfactory to the Administrative Agent, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to the Administrative Agent. Each insurance policy also shall include an endorsement providing that coverage in favor of the Administrative Agent on behalf of the Lenders will not be impaired in any way by any act, omission or default of the Borrower or any other Person. In connection with all policies covering the Collateral, the Borrower will provide the Administrative Agent with such loss payable or other endorsements as the Administrative Agent may require.

                  (e) OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party and notify the Administrative Agent immediately in writing of any default in connection with any other such agreements that would likely have a material adverse effect on the Borrower's business or financial condition.

                  (f) LOAN PROCEEDS. Use all proceeds of the Advances solely for the Borrower's business operations, unless specifically consented to the contrary by the Required Lenders in writing.

                  (g) TAXES, CHARGES AND LIENS. Pay and discharge when due all of its Indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon the Borrower or its properties, income, or profits, prior to the date on which penalties, would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of the Borrower's properties, income, or profits; provided however, the Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings, and (ii) the Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP. The Borrower, upon demand of the Administrative Agent, will furnish to the Administrative Agent evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to the Administrative Agent at any time a written statement of any assessments, taxes, charges, levies, liens and claims against the Borrower's properties, income, or profits.

                  (h) PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Loan Documents in a timely manner, and promptly notify the Administrative Agent if the Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the other Loan Documents.

                  (i) OPERATIONS. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in material compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to the Borrower's employee benefit plans.

                  (j) INSPECTION. Permit employees or agents of the Administrative Agent at any reasonable time to inspect any and all Collateral and the Borrower's other properties and to examine or audit the Borrower's books, accounts, and records (including detailed aging reports of accounts and contracts receivable) and to make copies and memoranda of the Borrower's books, accounts, and records. If the Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, the Borrower, upon request of the Administrative Agent, shall notify such party to permit the Administrative Agent free access to such records at all reasonable times and to provide the Administrative Agent with copies of any records it may request, all at the Borrower's expense.

                  (k) COMPLIANCE CERTIFICATE. Upon request of the Administrative Agent, provide the Administrative Agent at least annually with a certificate executed by the Borrower's chief financial officer, or other officer or person acceptable to the Administrative Agent, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

                  (l) ENVIRONMENTAL COMPLIANCE AND REPORTS. Comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances.

                  (m) ADDITIONAL ASSURANCES. Make, execute and deliver to the Administrative Agent such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as the Administrative Agent or its attorneys may reasonably request to evidence and secure the Borrowings and to perfect all Liens in the Collateral.

         Section 5.2 NEGATIVE COVENANTS. So long as the Notes or other amount payable by the Borrower hereunder shall remain unpaid or the Lenders shall have any Commitment hereunder or any Letter of Credit remains Outstanding, the Borrower covenants and agrees that it will not:

                  (a) INDEBTEDNESS AND LIENS. (i) Except for trade debt incurred in the normal course of business and Indebtedness to the Lenders, the Letter of Credit Issuer and the Credit Card Issuer contemplated by this Agreement, create, incur or assume Indebtedness, other than capital leases,
(ii) except for Permitted Liens, grant or permit to exist any Lien on any of the Borrower's assets, or (iii) sell with recourse any of the Borrower's accounts, except to the Lenders.

                  (b) CONTINUITY OF OPERATIONS. (i) Engage in any business activities substantially different than those in which the Borrower is presently engaged, (ii) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, other than mergers, transfers, acquisitions or consolidations in which the consideration has a fair market value of less than $3,500,000.00 and the Borrower is the acquiring or surviving entity, or

(iii) change its name, dissolve or transfer or sell Collateral or other assets out of the ordinary course of business except (A) transfers, sales or dispositions of Collateral that is obsolete or worn out property disposed of in the ordinary course of business and (B) other asset dispositions provided that such other asset dispositions do not exceed $200,000.00 in the aggregate for any fiscal year.

                  (c) LOANS, ACQUISITIONS AND GUARANTIES. (i) Loan, invest in or advance money or assets, or purchase, create or acquire any interest in any other enterprise or entity, except (A) commercial bank demand deposits and time deposits maturing within one year, (B) marketable general obligations of the United States or a state or marketable obligations fully guaranteed by the United States, (C) short-term commercial paper with the highest rating of a generally recognized rating service, (D) loans and advances to employees in the ordinary course of business related to expenses incurred in the ordinary course of employment not to exceed $500,000 outstanding at any time, (E) bankers' acceptances, repurchase agreements, or other investments reasonably acceptable to the Administrative Agent and (F) loans or advances to, or investments in wholly owned subsidiaries in an amount not to exceed $5,000,000.00 or (ii) incur any obligation as surety or guarantor other than in the ordinary course of business.

         Section 5.3 FINANCIAL COVENANTS. So long as the Notes or any other amount payable by the Borrower hereunder shall remain unpaid, or the Lenders shall have any Commitment hereunder, or the Term Lender shall have any Term Commitment hereunder, or any Letter of Credit remains Outstanding, the Borrower covenants and agrees that unless it receives the prior written consent of the Required Lenders, it will:

                  (a) TANGIBLE NET WORTH. Not permit, as of the Effective Date and the last day of each fiscal quarter thereafter, Tangible Net Worth to be less than the sum of (i) $82,000,000, (ii) 50% of the cumulative consolidated net income of the Borrower for all fiscal quarters of the Borrower ending after the Effective Date in which the Borrower earned net income (and excluding each fiscal quarter in which it incurred a net loss),
(iii) 100% of the cumulative net cash proceeds from the sale of capital stock of the Borrower during any fiscal quarter ending after the Effective Date and
(iv) 100% of the cumulative amount of principal of any Indebtedness of the Borrower converted into capital stock of the Borrower during any fiscal quarter ending after the Effective Date.

                  (b) WORKING CAPITAL. Not permit Working Capital to be less than $70,000,000.00, as of the Effective Date and the last day of each fiscal quarter occurring prior to April 30, 2001, or less than $77,000,000.00 as of April 30, 2001 and the last day of each fiscal quarter thereafter.

                  (c) NET WORTH RATIO. Not permit the ratio of (i) consolidated liabilities of the Borrower and its subsidiaries (defined in accordance with GAAP) plus consolidated liabilities in respect of outstanding letters of credit (which include Outstanding Letters of Credit) and Outstanding Acceptances to (ii) Tangible Net Worth to exceed 1.00 to 1.00 as of the Effective Date and the last day of each fiscal quarter thereafter.

     (d) CONSOLIDATED NET LOSSES. Not permit, as of the Effective Date and the last day of each fiscal quarter thereafter, any consolidated net loss for the fiscal quarter then ending and for the immediately preceding fiscal quarter.

     (e) CAPITAL EXPENDITURES. Not permit Capital Expenditures made during any one fiscal year to exceed the sum of $14,000,000.00.

     (f) DEBT SERVICE COVERAGE RATIO. Maintain, as of the Effective Date and the last day of each fiscal quarter thereafter, a ratio of (x) EBITDA for the fiscal quarter then ended and the immediately preceding three fiscal quarters to (y) Debt Service of at least 3:00 to 1:00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     Section 6.1 EVENTS OF DEFAULT. The following events shall constitute events of default hereunder ("Events of Default"):

     (a) DEFAULT ON INDEBTEDNESS. Failure of the Borrower (i) to pay when due any principal of or interest on the Advances, (ii) to reimburse the Letter of Credit Issuer when due for any drawing on any Letter of Credit, (iii) to reimburse the Credit Card Issuer when due for any disbursement under any Credit Card or (iv) to pay when due any other amount due hereunder or under any of the other Loan Documents and, in the case of a failure described in the foregoing clause (iv), the continuance thereof for a period of five (5) days.

     (b) OTHER DEFAULTS. Failure of the Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the other Loan Documents, or failure of the Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between the Lenders and/or the Administrative Agent and the Borrower and/or its subsidiaries.

     (c) DEFAULT IN FAVOR OF THIRD PARTIES. Default of the Borrower under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of the Borrower's property or the Borrower's ability to repay the Borrowings or perform its obligations under this Agreement or any of the other Loan Documents.

     (d) FALSE STATEMENTS. Any warranty, representation or statement made or furnished to the Lenders, the Letter of Credit Issuer, the Credit Card Issuer and/or the Administrative Agent by or on behalf of the Borrower under this Agreement or the other Loan Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

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

     (e) DEFECTIVE COLLATERALIZATION. This Agreement or any of the other Loan Documents ceases to be in full force and effect (including failure of the Security Agreement or any other Loan Document to create a valid and perfected Lien in the Collateral) at any time and for any reason.

     (f) INSOLVENCY. The dissolution or termination of the Borrower's existence as a going business, the insolvency of the Borrower, the appointment of a receiver for any part of the Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower.

     (g) CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of the Borrower or by any governmental agency, including a garnishment, attachment, or levy on or of any of the Borrower's deposit accounts, provided, however, that the foregoing shall not constitute an Event of Default if there is a good faith dispute by the Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding (other than any such proceeding instituted by the Administrative Agent), the Borrower gives the Administrative Agent written notice of such creditor or forfeiture proceeding and the Borrower establishes reserves or a surety bond for such creditor or forfeiture proceeding reasonably satisfactory to the Administrative Agent.

     (h) ADVERSE CHANGE. A material adverse change occurs in the Borrower's financial condition.

     Provided, however, that none of the foregoing events (other than those referred to in paragraph (a)) shall constitute an Event of Default hereunder if (i) it is curable and if the Borrower has not been given a notice of a similar default within the preceding twelve (12) months and (ii) the Borrower, after receiving written notice from the Administrative Agent demanding cure of such default, (A) cures the default within fifteen (15) days or (B) if the cure requires more than fifteen (15) days, immediately initiates steps which the Required Lenders deem in their sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

     Section 6.2 REMEDIES. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, by notice to the Borrower, (a) declare the obligation of the Lenders to make Advances, the obligation of the Letter of Credit Issuer to issue Letters of Credit and the obligation of the Credit Card Issuer to issue a Credit Card to be terminated, whereupon the same shall forthwith terminate, and (b) declare (i) the Notes and all interest thereon, (ii) an amount equal to the stated amount of each Outstanding Letter of Credit (notwithstanding that the obligation of the Borrower to reimburse any draws under any such Letter of Credit may be contingent or not matured), (iii) and an amount equal to the aggregate amount of disbursements made under any issued Credit Cards, and (iv) all other amounts payable under this Agreement and the other Loan Documents to be immediately due and payable, whereupon the Notes, all such interest, all such amounts payable with respect to Outstanding Letters of Credit and issued

Credit Cards and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default under Section 6.01(f) shall occur, (A) the obligation of the Lenders to make Advances, the obligation of the Letter of Credit Issuer to issue Letters of Credit and the obligation of the Credit Card Issuer to issue Credit Cards shall automatically be terminated and (B) the Notes, all interest thereon, an amount equal to the stated amount of each Outstanding Letter of Credit (notwithstanding that the obligation of the Borrower to reimburse any draws under any such Letter of Credit may be contingent or not matured), an amount equal to the aggregate amount of disbursements made under any issued Credit Cards and all other amounts payable under this Agreement and the other Loan Documents shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     Section 6.3  ADJUSTMENTS; RIGHT OF SET-OFF.

          (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Revolving Facility Advance owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6.1(f) and (g), or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of each such other Lender's Revolving Facility Advances owing to each such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Facility Advance owing to each such other Lender, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) Upon the declaration of the Notes, or the obligations of the Borrower with respect to reimbursement of drawings under Outstanding Letters of Credit or to reimbursement of disbursements under issued Credit Cards, as due and payable pursuant to the provisions of Section 6.2, each Lender is hereby authorized on behalf of the Lenders at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by said Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents irrespective of whether or not such Lender shall have made any demand. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

     Section 6.4 CUMULATIVE REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent on behalf of the Lenders may proceed to enforce the Loan Documents by exercising such remedies as are available thereunder or in respect thereof under applicable law, whether for specific performance of any covenant or other agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents. No remedy conferred in this Agreement or the other Loan Documents is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or therein or now or hereafter existing at law, in equity, by statute or otherwise.

     Section 6.5 APPLICATION OF PAYMENTS. After the occurrence and during the continuance of an Event of Default, the Administrative Agent on behalf of the Lenders shall apply all funds received in respect of amounts owing under this Agreement and the other Loan Documents in such order as the Required Lenders may determine in their sole discretion notwithstanding any instruction from the Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

     Section 7.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     Section 7.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 7.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any representative thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this

Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     Section 7.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in taking any action or in failing or refusing to take any action under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

     Section 7.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, and the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 7.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make Advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the

Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 7.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the aggregate Advances Outstanding shall have been reduced to zero, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Article VII shall survive the payment of the Loans and all other amounts payable hereunder.

     Section 7.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Advances made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Term Lender", and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 7.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative

Agent's resignation as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 AMENDMENTS. An amendment, modification or waiver of any provision of this Agreement or the other Loan Documents, or a consent to any departure by the Borrower therefrom, including, without limitation, any amendment, modification or waiver reducing the amount of principal of an Outstanding Advance, extending the Termination Date or reducing the stated amount of any interest, fee or other amount payable to any Lender under this Agreement, or any amendment, modification or waiver of any provision of this
Section 8.1, or any amendment reducing the percentage specified in the definition of "Required Lenders", or any consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, shall be effective against the Lenders if, but only if, it shall be in writing and approved and signed by the Required Lenders, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that: (a) any amendment, modification or waiver of any provision of Article VII must be approved by written consent of the Administrative Agent and the Required Lenders; (b) any amendment, modification or waiver of any provision of Section 2.2(b) must be approved by written consent of the Letter of Credit Issuer and the Required Lenders; and
(c) any amendment, modification or waiver of any provision of Section 2.2(c) must be approved by written consent of the Credit Card Issuer and the Required Lenders.

     Section 8.2 NOTICES. Except as otherwise specifically provided in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise transmitted or delivered, if to the Borrower, at:

             Cutter & Buck Inc.
             2701 First Avenue, Suite 500
             Seattle, WA  98121
             Attention:       Steve Lowber, Chief Financial Officer
             Telecopy:        (206) 448-0589
             Telephone        (206) 622-4191

if to a Lender, the Administrative Agent, the Letter of Credit Issuer or the Credit Card Issuer, at the address as set forth under its name on the signature page of this Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other party or parties. All such notices and communications shall, (i) if mailed, be effective three (3) Business Days following deposit in the United States mail, postage prepaid; (ii) if delivered by air courier, be effective the first Business Day following transmittal to the air courier and (iii) if telecopied, be effective when telecopied and electronic confirmation of transmission is received, except that notices and communications to the Administrative Agent, the Letter of Credit Issuer or the Credit Card Issuer pursuant to Article II shall not be effective until received by the Administrative Agent, the Letter of Credit Issuer or the Credit Card Issuer, as the case may be. A notice received by the Administrative Agent, the Letter of Credit Issuer or the Credit Card Issuer by telephone pursuant to a provision of this Agreement providing for telephone notice shall be effective if such party believes in good faith that it was given by an Authorized Officer of the Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation.

     Section 8.3 NO WAIVER; REMEDIES. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, on behalf of the Lenders, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 8.4  COSTS AND EXPENSES; INDEMNIFICATION.

          (a) COSTS OF PREPARATION AND ADMINISTRATION OF LOAN DOCUMENTS. The Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes, recording fees, escrow fees, title insurance premiums, fees for searches of public records, and all other out-of-pocket costs and expenses payable in connection with the execution and delivery of this Agreement and the other Loan Documents and the administration thereof, and shall save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, fees, costs and expenses.

          (b) COSTS OF LITIGATION. In the event of any Default or Event of Default under this Agreement, or in the event that any dispute arises (whether or not such dispute is with the Borrower) relating to the interpretation, enforcement or performance of this Agreement or any of the other Loan Documents, the Administrative Agent, the Lenders, the Letter of Credit Issuer and the Credit Card Issuer shall be entitled to collect from the Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters, subject, in circumstances other than a bankruptcy or insolvency proceeding, to applicable law providing that the prevailing party is entitled to be awarded its reasonable costs and attorneys' fees. Without limiting the generality of the foregoing, the Borrower shall pay all such costs and expenses incurred in connection with:
(i) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (ii) bankruptcy or other insolvency proceedings of the Borrower, any guarantor or other party liable for any of the obligations under this Agreement or any of the other Loan Documents, or any party having any interest in any security for any of those obligations; (iii) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing the obligations of the Borrower; (iv) post-judgment collection proceedings; (v) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this

Agreement or any other Loan Document; (vi) all preparation for any of the foregoing; and (vii) all settlement negotiations with respect to any of the foregoing.

          (c) INDEMNIFICATION. The Borrower agrees to indemnify and hold each of the Administrative Agent, the Lenders, the Letter of Credit Issuer and the Credit Card Issuer and their respective officers, directors, employees and agents (collectively, "Indemnified Parties" and, individually, a "Indemnified Party") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses (regardless of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including without limitation reasonable attorneys' fees and disbursements (the "Indemnified Liabilities") incurred by any of the Indemnified Parties as a result of, or arising out of, or relating to, any Letter of Credit or any transaction financed or to be financed in whole or in part out of the proceeds of any thereof or otherwise involving any thereof, except for any such Indemnified Liabilities arising on account of the relevant Indemnified Party's negligence or misconduct.

     Section 8.5 BINDING EFFECT; SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Letter of Credit Issuer, the Credit Card Issuer, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, with the consent of the Borrower (such consent not to be unreasonably withheld), at any time sell to one or more banks or other entities ("Participants") participating interests in such Lender's Commitment. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Credit Card Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any party of this Agreement therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Advance or any fees payable hereunder, or postpone the Termination Date, in each case to the extent subject to such participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.11 and 8.3(c) with respect to its participation in the Commitment and the Advances Outstanding from time to time as if it was a Lender; provided that, no Participant shall be entitled to receive any greater amount pursuant to any such section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, with the consent of the Borrower (such consent not to be unreasonably withheld), at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Borrower, the Letter of Credit Issuer, the Credit Card Issuer and the Administrative Agent (which in each case shall not be unreasonably withheld), to any other Person (collectively, "Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Credit Card Issuer) and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided, that, except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (x) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall equal at least $5,000,000 and (y) after giving effect to each such assignment, the amount of the remaining Commitment of the assigning Lender shall equal at least $2,000,000 (or, in each case, such lesser amount as the Borrower may consent to). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment Percentage as set forth therein, and (y) the transferor Lender thereunder shall to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section
8.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Advances owing to, and risk participations in Letters of Credit or Credit Cards purchased by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the percentage owner of an Advance, risk participation or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower, the Letter of Credit Issuer, the Credit Card Issuer or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Credit Card Issuer), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Letter of Credit Issuer, the Credit Card Issuer and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Advance and its risk participation in any Letter of Credit or Credit Card to any Federal Reserve Bank in accordance with applicable law.

     Section 8.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 8.7 GOVERNING LAW. All of the Loan Documents shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the choice of law provisions or principles of Washington law, except to the extent that the Uniform Commercial Code as enacted in the state of Washington provides that the validity or perfection of any security interests in, or remedies in respect of, any particular Collateral are governed by the laws of a jurisdiction other than the state of Washington (the "Governing Laws"). Except as otherwise provided in this Agreement or any of the other Loan Documents and unless inconsistent with any provision of the Governing Laws that cannot be waived, the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce ("UCP") as in effect from time to time are fully incorporated herein and shall apply to all Letters of Credit issued hereunder.

     Section 8.8 MEDIATION/ARBITRATION PROVISIONS.

          (a) POLICY -- MEDIATION. The parties hope there will be no disputes arising out of their relationship. To that end, each commits to cooperate in good faith and to deal fairly in performing its duties under this Agreement in order to accomplish their mutual objectives and avoid disputes. But, if a dispute arises, the parties agree to resolve all disputes by the following alternate dispute resolution process: (i) the parties will seek a fair and prompt negotiated resolution but if this is not successful, (ii) all disputes shall be resolved by binding arbitration, provided that during this process,
(iii) at the request of either party made not later than seventy-five (75) days after the initial arbitration demand, the parties will attempt to resolve any dispute by nonbinding mediation (but without delaying the arbitration hearing date). The parties recognize that negotiation or mediation may not be appropriate to resolve some disputes and agree that either party may proceed with arbitration without negotiating or mediating. The parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury.

          (b) BINDING ARBITRATION. Any claim between the parties arising out of or relating to this Agreement shall be determined by arbitration in Seattle commenced in accordance with RCW 7.04.060; provided that the total award by a single arbitrator (as opposed to a majority of three arbitrators) shall not exceed $250,000, including interest, attorneys' fees and costs. If either party demands a total award greater than $250,000, there shall be three (3) neutral arbitrators. If the parties cannot agree on the identity of the arbitrator(s) within ten (10) days of the arbitration demand, the arbitrator(s) shall be selected by the American Arbitration Association (AAA) office in Seattle FROM ITS LARGE, COMPLEX CASE PANEL (OR HAVE SIMILAR PROFESSIONAL CREDENTIALS). Each arbitrator shall be an attorney with at least fifteen (15) years' experience in banking or commercial law and shall reside in the Seattle metropolitan area. Whether a claim is covered by this Agreement shall be determined by the arbitrator(s). All statutes of limitations which would otherwise be applicable shall apply to any arbitration hereunder.

          (c) PROCEDURES. The arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules, in effect on the date hereof, as modified by this Agreement. Submission of dispositive motions shall be at the discretion of arbitrator(s). As may be shown to be necessary to ensure a fair hearing, the arbitrator(s) may authorize appropriate discovery; and may enter pre-hearing orders regarding (without limitation) scheduling, interrogatories, document exchange, depositions, witness and exhibit disclosure and issues to be heard. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentations as the arbitrator(s) may determine to be appropriate.

          (d) HEARING -- LAW -- APPEAL LIMITED. The arbitrator(s) shall take such steps as may be necessary to hold a private hearing within one hundred twenty (120) days of the initial demand for arbitration and to conclude the hearing within three (3) days; and the arbitrator(s)' written decision shall be made not later than fourteen (14) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by an arbitrator, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party but shall not have the power to award punitive or exemplary damages. The decision and award of the arbitrators need not be unanimous; rather, the decision and award of two arbitrators shall be final.

           (e) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. In addition to any actions taken under the preceding subparagraphs: (i) the Administrative Agent on behalf of the Lenders may exercise all rights and remedies available under law with respect to any collateral, deposits and accounts, including but not limited to: offset, self-help, sale or other disposition of collateral, attachment, injunction, appointment of a receiver, judicial foreclosure and deficiency judgment or foreclosure by power of sale;
(ii) by exercising any such rights and remedies under (i) the Administrative Agent shall not waive the provisions of paragraphs (a) through (d) above;
(iii) any issues of law or fact which arise in connection with the exercise by the Administrative Agent on behalf of the Lenders of any rights and remedies available to the Lenders may at the Administrative Agent's election be determined by arbitration in accordance with paragraphs (a) through (d) above; and (iv) notwithstanding any other provision of this Agreement, so long as an arbitration demand has not been filed or served with respect to a claim, either party may elect to assert such claim in the small claims department of the appropriate district court under RCW Ch. 12.40.

     Section 8.9 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of any other Loan Documents prohibited or unenforceable in any respect.

     Section 8.10 ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the final and complete expression of the parties with respect to the transactions contemplated by this Agreement and replace and supersede all prior discussions, negotiations and understandings with respect thereto. Neither this Agreement nor any term hereof nor of the other Loan Documents may be changed, waived, discharged or terminated except as provided herein.

     Section 8.11 DESCRIPTIVE HEADINGS. The descriptive headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     Section 8.12 GENDER AND NUMBER. Whenever appropriate to the meaning of this Agreement or the other Loan Documents, use of the singular shall be deemed to refer to the plural, the use of the plural to the singular, and pronouns of certain gender to either or both the other genders.

     Section 8.13 CONFIRMATION OF SECURITY DOCUMENTS. The Borrower acknowledges and agrees that each of the Security Documents continues, and will continue, in full force and effect to secure all of the obligations of the Borrower under this Agreement and any other Loan Documents, including any and all obligations arising from any increase in the Revolving Commitment as of the Effective Date and pursuant to Section 2.1(c).

                            [SIGNATURE PAGES FOLLOW]

         The parties have duly executed and delivered this Agreement as of the date first written above.

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


BORROWER:                              CUTTER & BUCK INC.


                                       By:
                                          -----------------------
                                          Its:
                                              -------------------

ADMINISTRATIVE
AGENT, LETTER OF
CREDIT ISSUER AND
CREDIT CARD ISSUER:                    WASHINGTON MUTUAL BANK
                                       doing business as WESTERN BANK



                                       By:
                                          -----------------------
                                          Its:
                                              -------------------

                                       Address for Notices:

                                       1201 Third Avenue, Suite 1000
                                       Seattle, Washington 98101
                                       Attention: Todd Leber
                                       Telecopy: (206) 554-2696


         LENDERS:                      WASHINGTON MUTUAL BANK doing business as
                                       WESTERN BANK


                                       By:
                                          -----------------------
                                          Its:
                                              -------------------

                                       BANK OF AMERICA, N.A.



                                       By:
                                          -----------------------
                                          Its:
                                              -------------------

TERM LENDER:                           WASHINGTON MUTUAL BANK doing business as
                                       WESTERN BANK



                                       By:
                                          -----------------------
                                          Its:
                                              -------------------

                                   EXHIBIT A-1

           SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY NOTE

                                                             Seattle, Washington
                                                                __________, 2000

         For value received, CUTTER & BUCK INC. (the "Borrower") promises to pay to the order of [NAME OF LENDER] (the "Lender") the unpaid principal amount of all Borrowings made by the Lender to the Borrower under the Revolving Facility pursuant to that certain Second Amended and Restated Loan Agreement dated as of July ___, 2000 (as the same may be amended and modified from time to time, the "Loan Agreement") by and among the Borrower, the Lender, the several lenders also party thereto (the "Lenders"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as letter of credit issuer and as credit card issuer, and WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as administrative agent to the Lenders (in such capacity, the "Administrative Agent"), on the dates and in the amounts provided in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of all Borrowings under the Revolving Facility on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement. All such payments of principal of and interest on any Borrowing shall be made as provided in the Loan Agreement.

         All Borrowings and the Interest Periods and the interest rates from time to time applicable thereto, and all payments of the principal thereof shall be recorded by the Lender in accordance with its usual practices; provided, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and, except for notices required to be given pursuant to the Loan Agreement, notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note amends and restates in its entirety and, as so amended and restated, continues the Amended and Restated Revolving Credit Facility Note dated April 28, 1999, made by the Borrower to the order of the Lender. This
Note is one of the Notes referred to in the Loan Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the optional prepayment and the repayment hereof and the acceleration of the maturity hereof. This Note is governed by the laws of the State of Washington.

         The Loan Agreement, among other things, amends and restates in its entirety and, as so amended and restated, continues the Amended and Restated Loan Agreement dated as of April 28, 1999, between the Borrower, the Administrative Agent, WASHINGTON MUTUAL BANK

                                   A-1 - 1
doing business as WESTERN BANK and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association doing business as Seafirst) (the "Original Loan Agreement"). The indebtedness of the Borrower evidenced by this Note includes the indebtedness of the Borrower resulting from Borrowings made by the Lender to the Borrower from time to time pursuant to the Loan Agreement and the indebtedness of the Borrower resulting from loans previously made by the Lender to the Borrower under the Original Loan Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                     CUTTER & BUCK INC.



                                                     By
                                                        -----------------------
                                                        Its
                                                            -------------------

                                   A-1 - 2

                                   EXHIBIT A-2

                 AMENDED AND RESTATED TERM CREDIT FACILITY NOTE

                                                             Seattle, Washington
                                                                 _________, 1999

         For value received, CUTTER & BUCK INC. (the "Borrower") promises to pay to the order of WASHINGTON MUTUAL BANK doing business as WESTERN BANK (the "Term Lender") the unpaid principal amount of all Borrowings made by the Term Lender to the Borrower under the Term Facility pursuant to that certain Amended and Restated Loan Agreement dated as of April 28, 1999 (as the same may be amended and modified from time to time, the "Loan Agreement") by and among the Borrower, the Lender, the several lenders also party thereto (the "Lenders"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as letter of credit issuer and as credit card issuer, and WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as administrative agent to the Lenders (in such capacity, the "Administrative Agent"), on the dates and in the amounts provided in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of all Borrowings under the Term Facility on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement. All such payments of principal of and interest on any Borrowing shall be made as provided in the Loan Agreement.

         All Borrowings and the Interest Periods and the interest rates from time to time applicable thereto, and all payments of the principal thereof shall be recorded by the Term Lender in accordance with its usual practices; provided, that the failure of the Term Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and, except for notices required to be given pursuant to the Loan Agreement, notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note amends and restates in its entirety and, as so amended and restated, continues the Facility B Promissory Note dated July 31, 1998 made by the Borrower to the order of WASHINGTON MUTUAL BANK doing business as WESTERN BANK. This Note is one of the Notes referred to in the Loan Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the optional prepayment and the repayment hereof and the acceleration of the maturity hereof. This Note is governed by the laws of the State of Washington.

                                   A-2 - 1

         The Loan Agreement, among other things, amends and restates in their entirety and, as so amended and restated, continues (a) the Loan Agreement dated as of July 31, 1998 between the Borrower and WASHINGTON MUTUAL BANK doing business as WESTERN BANK and (b) the Promissory Note dated July 31, 1998 made by the Borrower to the order of WASHINGTON MUTUAL BANK doing business as WESTERN BANK (the "Original Loan Agreements"). The indebtedness of the Borrower evidenced by this Note includes the indebtedness of the Borrower resulting from Borrowings made by the Lender to the Borrower from time to time pursuant to the Loan Agreement and the indebtedness of the Borrower resulting from loans previously made by WASHINGTON MUTUAL BANK doing business as WESTERN BANK to the Borrower under the Original Loan Agreements.

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                     CUTTER & BUCK INC.


                                                     By
                                                        -----------------------
                                                        Its
                                                            -------------------



                                   A-2 - 2

                                    EXHIBIT B

                               NOTICE OF BORROWING


Washington Mutual Bank doing business as
  Western Bank, as Administrative Agent
1201 Third Avenue, Suite 1000
Seattle, Washington  98101

Attention:____________________________________            ______________,  20__

         The undersigned CUTTER & BUCK INC. (the Borrower") refers to the Second Amended and Restated Loan Agreement dated as of July ___, 2000 (the "Loan Agreement") (capitalized terms used herein and not otherwise defined have the meanings given to them in the Loan Agreement), by and among the Borrower, WASHINGTON MUTUAL BANK doing business as WESTERN BANK, BANK OF AMERICA, N.A., and the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as letter of credit issuer and credit card issuer, and WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as administrative agent to the Lenders. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.3(a) or (b) of the Loan Agreement, as the case may be, that the undersigned hereby requests an Advance, the issuance of a Letter of Credit, the issuance of an Acceptance or the issuance of a Credit Card, or the continuation or conversion of an Advance Outstanding under the Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") or conversion or continuation as required by Section 2.3(a) or (b) of the Loan Agreement, as the case may be:

         ADVANCES.  If the Proposed Borrowing consists of an Advance:

         1.       The Business Day of the Proposed Borrowing is __________ 20__.

         2. The Proposed Borrowing is a [Revolving Facility Advance] [Term Facility Advance].*

         3. The Type of Advance comprising the Proposed Borrowing is a [Floating Rate Advance] [LIBOR Rate Advance] [Term Rate Advance].

         4. The amount of the Proposed Borrowing is $_______________.

         5. The Interest Period for the Proposed Borrowing is _________________.

         LETTER OF CREDIT. If the Proposed Borrowing consists of the issuance of a Letter of Credit:

-------------------
* Only available for Term Facility Advances.

         1. The Business Day on which the Letter of Credit is to be issued is _________, 20__.

         2. The Letter of Credit is a [Commercial Letter of Credit] [Standby Letter of Credit].

         3. The stated amount and expiration date of the Letter of Credit are $___________, and 19__.

         4. The name and address of the beneficiary of the Letter of Credit are:

            ------------------------------------------

            ------------------------------------------

            ------------------------------------------

         5. Other terms of the Letter of Credit will be as set forth in the Application relating thereto.

         ACCEPTANCE. If the Proposed Borrowing consists of the issuance of an Acceptance:

         1. The Business Day on which the related Draft is to be accepted is _____________, 20__.

         2. The amount of the Draft is $_________________.

         CONVERSION/CONTINUATION. If the Borrower elects to continue or convert an Advance:

         1. The Business Day of the proposed conversion/continuation is __________, 20__.

         2. The Advance being converted or continued is a [Revolving Facility Advance] [Term Facility Advance].

         3. The Advance being converted or continued currently is a [Floating Rate Advance] [LIBOR Rate Advance] [Term Rate Advance].*

         4. The Advance will be converted to or continued as a [Floating Rate Advance] [Fixed Rate Advance].

         5. The amount of the Advance being converted or continued is $______________.

         6. The Interest Period for the continued or converted Advance is
__________________.


-------------------
* Only available for Term Facility Advances.

         CERTIFICATIONS. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing or on the date of the proposed conversion or continuation, as the case may be, before and immediately after giving effect thereto:

         (A) The representations and warranties contained in Article IV of the Loan Agreement are correct as though made on and as of such dates, unless such representations and warranties are expressly stated to be made as of an earlier date;

         (B) The most recent financial statements of the Borrower delivered pursuant to Section 5.1(c)(i) of the Loan Agreement present fairly the financial position and results of operations of the Borrower as of the date of and for the periods presented in such financial statements, and since the date of such financial statements delivered by the Borrower pursuant to
Section 5.1(c)(i) there has not been any material adverse change in the financial condition or operations of the Borrower;

         (C) The Borrower is in full compliance with all covenants contained in Article V of the Loan Agreement.

         (D) No event has occurred and is continuing, or would result from such Proposed Borrowing or proposed conversion or continuation, which constitutes an Event of Default or a Default under the Loan Agreement; and

         (E) After giving effect to the Proposed Borrowing or the proposed continuation or conversion of an Advance, none of the Unused Revolving Facility Commitment, the Unused Term Facility Commitment, the Unused Acceptance Sublimit or the Unused SLC Sublimit will be less than zero.

                                  Very truly yours,


                                  CUTTER & BUCK INC.


                                  By:
                                     -------------------------------------
                                     Its:
                                         ---------------------------------

                                      EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Amended and Restated Loan Agreement dated as of April 28, 1999 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Cutter & Buck Inc. (the "BORROWER"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, BANK OF AMERICA, N.A., and the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as letter of credit issuer and credit card issuer, and WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as administrative agent to the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

         __________ (the "ASSIGNOR") and __________ (the "ASSIGNEE") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest (the "ASSIGNED INTEREST"), as specified on
            SCHEDULE 1, in and to the Assignor's rights and obligations under the Loan Agreement with respect to the revolving facility contained in the Loan
            Agreement as are set forth on SCHEDULE 1
            (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Loan Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 5.1(c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Letter of Credit Issuer or the Credit Card Issuer, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

         4. The effective date of this Assignment and Acceptance shall be __________ _____, ________ (the "EFFECTIVE
            DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Washington.

         8. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts
            (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule 1 hereto.

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
           RELATING TO THE SECOND AMENDED AND RESTATED LOAN AGREEMENT,
                           DATED AS OF JULY ___, 2000
                                      AMONG
                               CUTTER & BUCK INC.,
                            THE LENDERS NAMED THEREIN
                                       AND
             WASHINGTON MUTUAL BANK DOING BUSINESS AS WESTERN BANK,
                            AS AGENT FOR THE LENDERS
                 (IN SUCH CAPACITY, THE "ADMINISTRATIVE AGENT")

-------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

     Credit                 Principal
Facility Assigned        Amount Assigned          Commitment Percentage Assigned
-----------------        ---------------          ------------------------------

                         $ ----------                  ---.-----------%


[NAME OF ASSIGNEE]            [NAME OF ASSIGNOR]


By                            By
  -----------------------       -----------------------------
Name:                         Name:
Title:                        Title:



--------------------
(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.


                                   Schedule I-1

Accepted for Recordation in the Register:            Consented To:(2)

Washington Mutual Bank doing business                Cutter & Buck
as Western Bank, as Administrative Agent

By                                                   By
  -----------------------                              -------------------------
Name:                                                Name:
Title:                                               Title:


                                                     Washington Mutual Bank
                                                     doing business as Western
                                                     Bank, as Administrative
                                                     Agent, Letter of Credit
                                                     Issuer and Credit Card
                                                     Issuer

                                                     By
                                                       -------------------------
                                                     Name:
                                                     Title:


-------------------
(2) If required.


                                   Schedule I-2

                                    EXHIBIT D

                                   COMMITMENTS


      LENDER                                                COMMITMENT

Washington Mutual Bank                                   $30,000,000.00
doing business as Western
Bank


Bank of America, N.A.                                    $25,000,000.00

           SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY NOTE


                                                             Seattle, Washington
                                                                   July 28, 2000

     For value received, CUTTER & BUCK INC. (the "Borrower") promises to pay to the order of BANK OF AMERICA, N.A. (the "Lender") the unpaid principal amount of all Borrowings made by the Lender to the Borrower under the Revolving Facility pursuant to that certain Second Amended and Restated Loan Agreement dated as of July 28, 2000 (as the same may be amended and modified from time to time, the "Loan Agreement") by and among the Borrower, the Lender, the several lenders also party thereto (the "Lenders"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as letter of credit issuer and as credit card issuer, and WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as administrative agent to the Lenders (in such capacity, the "Administrative Agent"), on the dates and in the amounts provided in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of all Borrowings under the Revolving Facility on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement. All such payments of principal of and interest on any Borrowing shall be made as provided in the Loan Agreement.

     All Borrowings and the Interest Periods and the interest rates from time to time applicable thereto, and all payments of the principal thereof shall be recorded by the Lender in accordance with its usual practices; provided, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and, except for notices required to be given pursuant to the Loan Agreement, notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     This Note amends and restates in its entirety and, as so amended and restated, continues the Amended and Restated Revolving Credit Facility Note dated April 28, 1999, made by the Borrower to the order of the Lender. This Note is one of the Notes referred to in the Loan Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the optional prepayment and the repayment hereof and the acceleration of the maturity hereof. This Note is governed by the laws of the State of Washington.

     The Loan Agreement, among other things, amends and restates in its entirety and, as so amended and restated, continues the Amended and Restated Loan Agreement dated as of April 28, 1999, between the Borrower, the Administrative Agent, WASHINGTON MUTUAL BANK doing business as WESTERN BANK and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association doing business as Seafirst) (the "Original Loan Agreement"). The indebtedness of the Borrower evidenced by this Note includes the indebtedness of the Borrower resulting from Borrowings made by the Lender to the Borrower from time to time pursuant to the Loan Agreement and the indebtedness of the Borrower resulting from loans previously made by the Lender to the Borrower under the Original Loan Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                        CUTTER & BUCK INC.



                                       By  ____________________________________

                                       Its ____________________________________

                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

     This SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement") is entered into as of July 28, 2000, by and among CUTTER & BUCK INC., a Washington corporation ("Grantor"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK ("Western Bank"), BANK OF AMERICA, N.A. ("BofA"), the several banks and other financial institutions from time to time parties to this Agreement (including Western Bank and BofA in their respective capacities as lenders, the "Lenders"), Western Bank, as issuer of letters of credit (the "Letter of Credit Issuer") and as issuer of credit cards (the "Credit Card Issuer"), and Western Bank, as administrative agent for the Lenders, the Letter of Credit Issuer and the Credit Card Issuer (in such capacity, the "Administrative Agent"), and amends and restates in its entirety the Amended and Restated Security Agreement dated as of April 28, 1999 among Grantor, Western Bank, BofA (then known as Bank of America National Trust and Savings Association doing business as Seafirst
Bank), the Letter of Credit Issuer, the Credit Card Issuer and the Administrative Agent (the "Original Security Agreement").

                                    RECITALS

     Concurrently with the execution and delivery of this Agreement, Grantor, the Lenders, the Letter of Credit Issuer, the Credit Card Issuer and the Administrative Agent are entering into the Second Amended and Restated Loan Agreement dated as of July 28, 2000 (the "Loan Agreement") which amends and restates in its entirety the Amended and Restated Loan Agreement dated as of April 28, 1999 among the Grantor, Western Bank, BofA (then known as Bank of America National Trust and Savings Association doing business as Seafirst Bank), the Letter of Credit Issuer, the Credit Card Issuer and the Administrative Agent (the "Original Loan Agreement"). The Original Loan Agreement was secured by the Original Security Agreement.

     It is a condition precedent to the execution and delivery of the Loan Agreement that the Original Security Agreement be amended and restated as provided in this Agreement.

     Accordingly, Grantor and the Administrative Agent, acting on behalf of the Lenders, the Letter of Credit Issuer and the Credit Card Issuer (in such capacity, the "Secured Party") hereby agree as follows:

                                    AGREEMENT

     1.   DEFINITIONS.  As used in this Agreement:

          "COLLATERAL" means all items of the types described in Exhibit A to this Agreement.

          "OBLIGATIONS" means any and all present and future indebtedness, liabilities and obligations of Grantor to the Lenders, the Letter of Credit Issuer and the Credit Card Issuer under the Loan Agreement and the other Loan Documents, and all renewals and extensions thereof, and includes all such indebtedness, liabilities and obligations regardless of whether or not they are or were (i) direct or indirect, (ii) matured or not matured or (iii) absolute or contingent.

     Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the Loan Agreement.

     2. SECURITY FOR OBLIGATIONS. As collateral security for the prompt and unconditional payment and performance of the Obligations, Grantor hereby grants to the Secured Party a security interest in all of Grantor's right, title and interest in and to the Collateral.

     3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to the Secured Party as follows:

          (a) NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

          (b) ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all Persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of the Secured Party, the account will be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor, or for advances made to employees; and there shall be no setoffs or counterclaims against any such account.

          (c) TITLE. Grantor represents and warrants to the Secured Party that it holds good and marketable title to the Collateral, free and clear of all Liens, except for the Lien of this Agreement and Permitted Liens. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the Liens created by this Agreement and Permitted Liens or to which the Secured Party has specifically consented. Grantor will defend the Secured Party's rights in the Collateral against the claims and demands of all other persons.

          (d) HAZARDOUS SUBSTANCES. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a Lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (i) releases and waives any future claims against the Secured Party for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (ii) agrees to indemnify and hold harmless the Secured Party against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Agreement.

          (e) TRADE NAMES. Grantor has not, during the past five years, operated under any trade name different from its true legal name.

          (f) CHIEF EXECUTIVE OFFICE. The chief executive office of Grantor is located at 2701 first Avenue, Suite 500, Seattle, Washington 98121.

          (g) LOCATION OF COLLATERAL. All the Collateral consisting of tangible personal property (other than display fixtures and samples held by sales representatives) is located in the states of Washington, Oregon, New York and Texas.

     4. GRANTOR'S COVENANTS.

          (a) PERFECTION OF SECURITY INTEREST. Grantor will execute such financing statements and take whatever other actions are requested by the Secured Party to perfect and continue the Secured Party's security interest in the Collateral. Upon request of the Secured Party, Grantor will deliver to the Secured Party any and all of the documents evidencing or constituting the Collateral, and Grantor will note the Secured Party's interest upon any and all chattel paper if not delivered to the Secured Party for possession by the Secured Party. Grantor hereby appoints the Secured Party as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. The Secured Party may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse the Secured Party for all expenses for the perfection and the continuation of the perfection of the Secured Party's security interest in the Collateral. Grantor promptly will notify the Secured Party before any change in Grantor's name including any change to the assumed business names of Grantor. This Agreement will continue in effect even though all or any part of the Obligations are paid in full and even though for a period of time Grantor may not be indebted to the Secured Party.

          (b) LOCATION OF THE COLLATERAL. Grantor, upon request of the Secured Party, will deliver to the Secured Party in form satisfactory to the Secured Party a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (i) all real property owned or being purchased by Grantor; (ii) all real property being rented or leased by Grantor; (iii) all storage facilities owned, rented, leased, or being used by Grantor; and (iv) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Grantor will not remove the Collateral from its existing locations without the prior written consent of the Secured Party.

          (c) REMOVAL OF COLLATERAL. Grantor will keep the Collateral (other than inventory-in-transit, inventory in the possession of contractors for embroidery work and

Collateral consisting of intangible property) at Grantor's address shown above, at Grantor's warehouse, at Inner City Warehouse, or at such other locations as are acceptable to the Secured Party. Except in the ordinary course of its business, including the sales of inventory, Grantor will not remove the Collateral from its existing locations without the prior written consent of the Secured Party. To the extent that the Collateral consists of vehicles, or other titled property, Grantor will not take or permit any action which would require application for certificates of title for the vehicles outside the State of Washington, without the prior written consent of the Secured Party.

          (d) TRANSACTIONS INVOLVING COLLATERAL. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor will not sell, offer to sell, or otherwise transfer or dispose of the Collateral, except (i) transfers, sales or dispositions of Collateral that is obsolete or worn out property disposed of in the ordinary course of business and (ii) other asset dispositions provided that such other asset dispositions do not exceed $200,000.00 in the aggregate for any fiscal year. So long as no Event of Default has occurred, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor will not, without the prior written consent of the Secured Party, pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any Lien, other than the Liens provided for in this Agreement and Permitted Liens. This includes Liens even if junior in right to the Liens granted under this Agreement. Unless waived by the Secured Party, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for the Secured Party and shall not be commingled with any other funds; provided, however, this requirement shall not constitute consent by the Secured Party to any sale or other disposition. Upon receipt Grantor will immediately deliver any such proceeds to the Secured Party.

          (e)  COLLATERAL SCHEDULES AND LOCATIONS. As often as the Secured
Party shall require, and insofar as the Collateral consists of accounts and general intangibles, Grantor will deliver to the Secured Party schedules of such Collateral, containing such information as the Secured Party may require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory, Grantor will deliver to the Secured Party, as often as the Secured Party shall require, such lists, descriptions, and designations of such Collateral as the Secured Party may require to identify the nature, extent, and location of such Collateral.

          (f) MAINTENANCE AND INSPECTION OF COLLATERAL. Grantor will maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. The Secured Party and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor will immediately notify the Secured Party of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral outside the ordinary course of business; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral outside the ordinary course of business; and generally of all material happenings and events affecting the Collateral or the value or the amount of the Collateral outside the ordinary course of business.

          (g) TAXES, ASSESSMENTS AND LIENS. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement or upon any of the other Loan Documents. Grantor may withhold any such payment or may elect to contest any Lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Secured Party's interest in the Collateral is not jeopardized in the Secured Party's sole opinion. If the Collateral is subjected to a Lien which is not discharged within fifteen (15) days, Grantor will deposit with the Secured Party cash, a sufficient corporate surety bond or other security satisfactory to the Secured Party in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor will defend itself and the Secured Party and will satisfy any final adverse judgment before enforcement against the Collateral. Grantor will name the Secured Party as an additional obligee under any surety bond furnished in the contest proceedings.

          (h) COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor will comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding. including appropriate appeals, so long as the Secured Party's interest in the Collateral, in the Secured Party's opinion, is not jeopardized.

          (i) MAINTENANCE OF CASUALTY INSURANCE. Grantor will procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as the Secured Party may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to the Secured Party and issued by a company or companies reasonably acceptable to the Secured Party. Grantor, upon request of the Secured Party, will deliver to the Secured Party from time to time the policies or certificates of insurance in form satisfactory to the Secured Party, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to the Secured Party and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of the Secured Party will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which the Secured Party holds or is offered a security interest, Grantor will provide the Secured Party with such loss payable or other endorsements as the Secured Party may require. If Grantor at any time falls to obtain or maintain any insurance as required under this Agreement, the Secured Party may (but shall not be obligated to) obtain such insurance as the Secured Party deems appropriate, including if it so chooses "single interest insurance," which will cover only the Secured Party's interest in the Collateral.

          (j) APPLICATION OF INSURANCE PROCEEDS. Grantor will promptly notify the Secured Party of any loss or damage to the Collateral. The Secured Party may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by the Secured Party as part of the Collateral. If the Secured Party consents to repair or replacement of the damaged or destroyed Collateral, the Secured Party shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If the Secured Party does not consent to repair or replacement of the Collateral, the Secured Party shall retain a sufficient amount of the proceeds to pay all of the Obligations, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six
(6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations.

          (k) INSURANCE REPORTS. Grantor, upon request of the Secured Party, will furnish to the Secured Party reports on each existing policy of insurance showing such information as the Secured Party may reasonably request including the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the property insured; (v) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (vi) the expiration date of the policy.

          (l) CHANGES TO CHIEF EXECUTIVE OFFICE; TRADE NAMES. Without giving the Secured Party at least thirty (30) days prior written notice, Grantor will not change the location of its chief executive office and will not use any trade name different that its legal name.

     5. EXPENDITURES BY THE SECURED PARTY. If not discharged or paid when due, the Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. The Secured Party also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by the Secured Party for such purposes will then bear interest at the Floating Rate from the date incurred or paid by the Secured Party to the date of repayment by Grantor. All such expenses shall become a part of the Obligations and, at the Secured Party's option, will (a) be payable on demand, (b) be added to the balance of either of the Notes and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Notes, or (c) be treated as a balloon payment which will be due and payable at the maturity of such Note or Notes. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which the Secured Party may be entitled.

     6. RIGHTS AND REMEDIES OF THE SECURED PARTY. If an Event of Default occurs under this Agreement, at any time thereafter, the Secured Party shall have, subject to the provisions of Section 8, all the rights of a secured party under the Washington Uniform Commercial Code. In addition and without limitation, but subject to the provisions of Section 8, the Secured Party may exercise any one or more of the following rights and remedies:

          (a) ACCELERATE OBLIGATIONS. The Secured Party may declare the entire Obligations, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice.

          (b) ASSEMBLE COLLATERAL. The Secured Party may require Grantor to deliver to the Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. The Secured Party may require Grantor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party. The Secured Party also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees the Secured Party may take such other goods, provided that the Secured Party makes reasonable efforts to return them to Grantor after repossession.

          (c) SELL THE COLLATERAL. The Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. The Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the Floating Rate from date of expenditure until repaid.

          (d) APPOINT RECEIVER. To the extent permitted by applicable law, the Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (i) the Secured Party may have a receiver appointed as a matter of right, (ii) the receiver may be an employee of the Secured Party and may serve without bond, and (iii) all fees of the receiver and his or her attorney shall become part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the Floating Rate from the date of expenditure until repaid.

          (e) COLLECT REVENUES, APPLY ACCOUNTS. The Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. The Secured Party may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as the Secured Party may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, the Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as the Secured Party may determine, whether or not such Collateral is then due. For these purposes, the Secured Party may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party.

          (f) OBTAIN DEFICIENCY. To the extent permitted by applicable law, if the Secured Party chooses to sell any or all of the Collateral, the Secured Party may obtain a judgment against Grantor for any deficiency remaining on the Obligations after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this paragraph is a sale of accounts or chattel paper.

          (g) OTHER RIGHTS AND REMEDIES. The Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, the Secured Party shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

     7. GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until an Event of Default has occurred and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the other Loan Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by the Secured Party is required by law to perfect the Secured Party's security interest in such Collateral. Until an Event of Default has occurred and until otherwise notified by the Secured Party, Grantor may collect any of the Collateral consisting of accounts. At any time while an Event of Default exists, subject to the provisions of
Section 8, the Secured Party may exercise its rights to collect the accounts and to notify account debtors to make payments directly to the Secured Party for application to the Obligations. If the Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Secured Party takes such action for that purpose as Grantor shall request or as the Secured Party, in the Secured Party's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Obligations.

     8. CUMULATIVE REMEDIES. All of the Secured Party's rights and remedies, whether evidenced by this Agreement or the other Loan Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect the Secured Party's right to declare a default and to exercise its remedies.

     9. RETENTION. Under no circumstances shall the Secured Party be deemed to have elected to retain possession of all or any part of the Collateral in satisfaction of the Obligations unless the Secured Party has given Grantor written notice of a proposal to do so pursuant to Revised Code of Washington 62A.9-505(2), regardless of the length of time the Collateral remains in the Secured Party's possession after an Event of Default. Under no circumstances shall the Secured Party have any liability as a result of a decline in the market value of the Collateral while the Secured Party holds it.

     10. REVIVAL OF SECURITY INTEREST. To the extent Grantor makes a payment to the Secured Party or the Secured Party receives any payment of proceeds of Collateral, which is later invalidated, declared to be a fraudulent transfer or preference, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, the Secured Party's interest in the Collateral shall be revived and continue as if the payment or proceeds had never been received by the Secured Party.

     11.  MISCELLANEOUS.

          (a) AMENDMENT. This Agreement and the other written documents, instruments and agreements entered into in connection with the Loan and the Obligations contain the complete and final expression of the entire agreement of the parties. No provision of this Agreement may be amended, modified, waived or supplemented, except by a writing signed by the party sought to be charged with the amendment, modification, waiver or supplementation. No waiver by the Secured Party of any Default or Event of Default shall be a waiver of any other Default or Event of Default.

          (b) EFFECTIVENESS. This Agreement shall remain in full force and effect until (i) all of the Obligations shall have been indefeasibly paid in full in cash; (ii) the Secured Party shall have no further obligation to advance funds, or provide other financial accommodations, to or for the benefit of Grantor; and (iii) this Agreement shall have been terminated in writing by the Secured Party. This is a continuing security agreement and will continue in effect even though Grantor may, for a period of time, pay the Obligations in full and not be indebted to the Secured Party.

          (c) LEGAL EXPENSES. In the event of any default under this Agreement or any of the Obligations, or in the event that any dispute arises relating to the interpretation, enforcement or performance of any of the foregoing, the Secured Party shall be entitled to collect from Grantor on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters, subject, in circumstances other than a bankruptcy or insolvency proceeding, to applicable law providing that the prevailing party is entitled to be awarded its reasonable costs and attorneys' fees. Without limiting the generality of the foregoing, Grantor shall pay all such costs and expenses incurred in connection with: (i) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (ii) bankruptcy or other insolvency proceedings of Grantor or other party liable for any of the Obligations or any party having any interest in any Collateral; (iii) judicial or nonjudicial foreclosure on any Collateral; (iv) post-judgment collection proceedings; (v) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Agreement; (vi) all preparation for any of the foregoing; and (vii) all settlement negotiations with respect to any of the foregoing.

          (d) NOTICES. Any notice under this Agreement shall be in writing and shall be given as provided in the Loan Agreement.

          (e) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the state of Washington without giving effect to their principles or provisions regarding conflicts of laws or choice of law, except to the extent that the Uniform Commercial Code as enacted in the state of Washington provides that the validity or perfection of any security interests in, or remedies in respect of, any particular Collateral are governed by the laws of a jurisdiction other than the state of Washington (the "Governing Laws"). Except as otherwise provided in this Agreement or any of the other Loan Documents and unless inconsistent with any provision of the Governing Laws that cannot be waived, the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce ("UCP") as in effect from time to time are fully incorporated herein and shall apply to all Letters of Credit issued under the Loan Agreement.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


     IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first written above.


GRANTOR:                               CUTTER & BUCK INC.



                                       By _____________________________________

                                        Its____________________________________



THE SECURED PARTY:                     WASHINGTON MUTUAL BANK doing business
                                       as WESTERN BANK, for itself and as agent



                                       By _____________________________________

                                        Its____________________________________

                                    EXHIBIT A
                            DESCRIPTION OF COLLATERAL

GRANTOR:                      CUTTER & BUCK INC.
THE SECURED PARTY:            WASHINGTON MUTUAL BANK doing business as WESTERN
                              BANK, as Administrative Agent

     As collateral security for all present and future obligations of Grantor to the Secured Party under the Second Amended and Restated Loan Agreement dated as of July 28, 2000 (the "Loan Agreement") by and among Grantor, WASHINGTON MUTUAL BANK doing business as WESTERN BANK ("Western Bank"), BANK OF AMERICA, N.A. ("BofA"), the several banks and other financial institutions from time to time parties to this Agreement (including Western Bank and BofA in their respective capacities as lenders, the "Lenders"), Western Bank, as issuer of letters of credit (the "Letter of Credit Issuer") and as issuer of credit cards (the "Credit Card Issuer"), and Western Bank, as administrative agent for the Lenders, the Letter of Credit Issuer and the Credit Card Issuer (in such capacity, the "Administrative Agent"), and the other Loan Documents, Grantor hereby grants to the Administrative Agent acting on behalf of the Lenders, the Letter of Credit Issuer and the Credit Card Issuer (in such capacity, the "Secured Party") a security interest in all the following types of property of Grantor, wherever located, now owned or hereafter acquired:

          (a) All accounts, accounts receivable, contract rights, interests in leaseholds, general intangibles, trademarks and trade names, goodwill, rights in patents and copyrights, instruments, investment property, financial assets, chattel paper, documents, documents of title, tax refunds, deposits of any and every kind, claims, causes of action against any person or entity, and rights to payment (in cash or in kind) of any and every kind, including without limitation any and all purchase orders, instruments and other documents evidencing obligations for goods sold or leased and/or services rendered by Grantor.

          (b) All inventory of every nature and description and including without limitation all raw materials and supplies used or consumed in Grantor's business, work in process, finished goods, and all returns and refunds and the right to collect the same.

          (c) All leasehold improvements, machinery, equipment, furniture, fixtures, tools, attachments and vehicles, and all additions and accessions thereto, substitutions therefor and replacements thereof.

          (d) All money and other property of Grantor which is now or hereafter actually or constructively held or received by the Secured Party or in the possession of the Secured Party.

          (e) All bills of lading, other documents of title, policies or certificates of insurance, chattel paper and general intangibles accompanying or relating to any Commercial Letter of Credit (as such term is defined in the Loan Agreement) or any drafts drawn thereunder, and any and all inventory, goods and other property shipped under, in connection with, or relating to any such Commercial Letter of Credit or any drafts drawn thereunder.

          (f)      All Investment Property.

          (g) All proceeds, products (either in their unmanufactured state or after manufacture), rents and profits of any of the foregoing, including but not limited to insurance proceeds.

          (h) All books, records, customer lists, trade secrets, formulae and other recorded information, whether in the form of a writing, photograph, microfilm, microfiche, electronic medium, or otherwise, together with all the Grantor's right, title and interest in and to all computer software used to create, maintain or process any such records or data.

     To the extent terms used in this Exhibit are defined in the Uniform Commercial Code, they have the meanings assigned to them in the Uniform Commercial Code as the same may be amended or modified from time to time.

           SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY NOTE


                                                             Seattle, Washington
                                                                   July 28, 2000

     For value received, CUTTER & BUCK INC. (the "Borrower") promises to pay to the order of WASHINGTON MUTUAL BANK doing business as WESTERN BANK (the "Lender") the unpaid principal amount of all Borrowings made by the Lender to the Borrower under the Revolving Facility pursuant to that certain Second Amended and Restated Loan Agreement dated as of July 28, 2000 (as the same may be amended and modified from time to time, the "Loan Agreement") by and among the Borrower, the Lender, the several lenders also party thereto (the "Lenders"), WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as letter of credit issuer and as credit card issuer, and WASHINGTON MUTUAL BANK doing business as WESTERN BANK, as administrative agent to the Lenders (in such capacity, the "Administrative Agent"), on the dates and in the amounts provided in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of all Borrowings under the Revolving Facility on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement. All such payments of principal of and interest on any Borrowing shall be made as provided in the Loan Agreement.

     All Borrowings and the Interest Periods and the interest rates from time to time applicable thereto, and all payments of the principal thereof shall be recorded by the Lender in accordance with its usual practices; provided, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and, except for notices required to be given pursuant to the Loan Agreement, notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     This Note amends and restates in its entirety and, as so amended and restated, continues the Amended and Restated Revolving Credit Facility Note dated April 28, 1999, made by the Borrower to the order of the Lender. This Note is one of the Notes referred to in the Loan Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the optional prepayment and the repayment hereof and the acceleration of the maturity hereof. This Note is governed by the laws of the State of Washington.

     The Loan Agreement, among other things, amends and restates in its entirety and, as so amended and restated, continues the Amended and Restated Loan Agreement dated as of April 28, 1999, between the Borrower, the Administrative Agent, WASHINGTON MUTUAL BANK doing business as WESTERN BANK and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association doing business as Seafirst) (the "Original Loan

Agreement"). The indebtedness of the Borrower evidenced by this Note includes the indebtedness of the Borrower resulting from Borrowings made by the Lender to the Borrower from time to time pursuant to the Loan Agreement and the indebtedness of the Borrower resulting from loans previously made by the Lender to the Borrower under the Original Loan Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                                       CUTTER & BUCK INC.

                                       By _____________________________________

                                       Its_____________________________________


                                       2